                                                                   EXHIBIT 10.24

                                                                  EXECUTION COPY


                             PLD EUROPE FINANCE B.V.
                                       and
                               PLD UK FINANCE B.V.
                              as Original Borrowers



                                 PROLOGIS TRUST
                                  as Guarantor



                               ABN AMRO BANK N.V.
                                   as Arranger
                                       and
                                SOCIETE GENERALE
                                 as Co-Arranger



                               ABN AMRO BANK N.V.
                                    as Agent

                               ABN AMRO BANK N.V.
                               as L/C Issuing Bank

                                       and


                                    THE BANKS
                               (as defined herein)


                -------------------------------------------------

                                EURO 325,000,000

                MULTICURRENCY REVOLVING CREDIT FACILITY AGREEMENT

                -------------------------------------------------

                                 CLIFFORD CHANCE

                                    CONTENTS

         CLAUSE                                                                                         PAGE
         1.         DEFINITIONS AND INTERPRETATION......................................................  1
         2.         THE FACILITY........................................................................ 17
         3.         UTILISATION OF THE FACILITY......................................................... 18
         4.         PAYMENT AND CALCULATION OF INTEREST................................................. 22
         5.         LETTER OF CREDIT COMMISSION AND L/C ISSUING BANK FEE................................ 22
         6.         MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES.................................... 24
         7.         NOTIFICATION........................................................................ 25
         8.         REPAYMENT........................................................................... 26
         9.         BORROWERS' LIABILITIES IN RELATION TO LETTERS OF CREDIT............................. 27
         10.        CANCELLATION, VOLUNTARY PREPAYMENT AND EXTENSION.................................... 29
         11.        TAXES............................................................................... 31
         12.        TAX RECEIPTS........................................................................ 33
         13.        INCREASED COSTS..................................................................... 34
         14.        ILLEGALITY.......................................................................... 36
         15.        MITIGATION.......................................................................... 36
         16.        REPRESENTATIONS..................................................................... 37
         17.        FINANCIAL INFORMATION............................................................... 43
         18.        FINANCIAL CONDITION................................................................. 45
         19.        COVENANTS........................................................................... 50
         20.        EVENTS OF DEFAULT................................................................... 54
         21.        GUARANTEE AND INDEMNITY............................................................. 59
         22.        COMMITMENT COMMISSION AND FEES...................................................... 61
         23.        COSTS AND EXPENSES.................................................................. 62
         24.        DEFAULT INTEREST AND BREAK COSTS.................................................... 63
         25.        GUARANTOR'S INDEMNITIES............................................................. 64
         26.        CURRENCY OF ACCOUNT AND PAYMENT..................................................... 65
         27.        PAYMENTS............................................................................ 66
         28.        SET-OFF............................................................................. 68
         29.        SHARING............................................................................. 68
         30.        THE AGENT, THE ARRANGERS, THE BANKS AND THE L/C ISSUING BANK........................ 69
         31.        THE BANKS AND THE L/C ISSUING BANK.................................................. 74
         32.        ASSIGNMENTS AND TRANSFERS........................................................... 75
         33.        CALCULATIONS AND EVIDENCE OF DEBT................................................... 78
         34.        ADDITIONAL BORROWERS................................................................ 80
         35.        REMEDIES AND WAIVERS, PARTIAL INVALIDITY............................................ 80
         36.        NOTICES............................................................................. 81
         37.        COUNTERPARTS........................................................................ 82
         38.        AMENDMENTS.......................................................................... 82
         39.        GOVERNING LAW....................................................................... 83
         40.        JURISDICTION........................................................................ 83

THE SCHEDULES

Schedule 1          :       The Banks
Schedule 2          :       Form of Transfer Certificate
Schedule 3          :       Part A - Initial Conditions Precedent
                            Part B - Additional Conditions Precedent
Schedule 4          :       Notice of Drawdown
Schedule 5          :       Form of Compliance Certificate
Schedule 6          :       Consolidated and Unconsolidated Affiliates
Schedule 7          :       Form of Borrower Accession Agreement
Schedule 8          :       Mandatory Costs

THIS AGREEMENT is made on 17 December 1999

BETWEEN

(1) PLD EUROPE FINANCE B.V. ("PLD EUROPE") and PLD UK FINANCE B.V. ("PLD UK") (each an "ORIGINAL BORROWER", together the "ORIGINAL BORROWERS");

(2)      PROLOGIS TRUST (the "GUARANTOR");

(3) ABN AMRO BANK N.V. (the "ARRANGER") and SOCIETE GENERALE (the "CO-ARRANGER") as arranger and co-arranger of the Facility;

(4)      ABN AMRO BANK N.V. as agent for the Banks (the "AGENT");

(5) ABN AMRO BANK N.V. as letter of credit issuing bank (the "L/C ISSUING BANK"); and

(6)      THE BANKS (as defined below).


IT IS AGREED as follows.


1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS
         In this Agreement:

         "ADDITIONAL BORROWER" means any wholly-owned subsidiary of the Guarantor which becomes a Borrower pursuant to and in accordance with the provisions of Clause 34 (Additional Borrowers).

         "ADVANCE" means an advance made or to be made by the Banks hereunder pursuant to Clause 3 (Utilisation of the Facility).

         "APPLICABLE MARGIN" and "L/C COMMISSION RATE" means, at any time, the percentage rate per annum set out in the table below alongside the S&P Rating, the Moody's Rating and the D&P Rating (or, if only two Ratings are available, alongside the two Ratings which are available) which is applicable to the Guarantor at such time. In the event of a split Rating, the applicable margin will be determined by reference to the lower of the higher two Ratings (or, if only two Ratings are available, the lower Rating):

         S&P Rating    Moody's Rating      D&P Rating      Applicable Margin/
                                                           L/C Commission Rate
         BBB+          Baa1                BBB+            0.75 per cent.
         BBB           Baa2                BBB             0.85 per cent.
         BBB-          Baa3                BBB-            0.95 per cent.

         "AUTHORISED SIGNATORY" means, in relation to an Obligor or proposed Obligor, any person who is duly authorised (in such manner as may be reasonably acceptable to the Agent) and in respect of whom the Agent has received a certificate signed by a director or another Authorised Signatory of such Obligor or proposed Obligor setting out the name and signature of such person and confirming such person's authority to act.

         "AVAILABLE COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, its Commitment at such time LESS the aggregate of its portions of the Euro Amounts of the Outstandings at such time PROVIDED THAT such amount shall not be less than zero.

         "AVAILABLE FACILITY" means, at any time, the aggregate amount of the Available Commitments adjusted, in the case of any proposed utilisation, so as to take into account:

         (a) any reduction in the Commitment of a Bank pursuant to the terms hereof;

         (b) the Euro Amount of any Advance and/or Letter of Credit which, pursuant to any other utilisation, is to be made and/or issued; and

         (c) the Euro Amount of any Advance and/or Letter of Credit which is due to be repaid or expire,

         on or before the proposed Utilisation Date relating to such utilisation.

         "BANK" means any financial institution:

         (a)      named in Schedule 1 (The Banks); or

         (b) which has become a party hereto in accordance with Clause 32.4 (Assignments by Banks) or Clause 32.5 (Transfers by Banks),

         and which has not ceased to be a party hereto in accordance with the terms hereof.

         "BORROWERS" means the Original Borrowers and each Additional Borrower, (and "BORROWER" means any one of them).

         "BORROWER ACCESSION AGREEMENT" means an accession agreement entered into by an Additional Borrower pursuant to Clause 34 (Additional Borrowers) substantially in the form set out in Schedule 7 (Form of Borrower Accession Agreement).

         "BUSINESS DAY" means a day (other than a Saturday or Sunday) (a) on which banks generally are open for business in Amsterdam and Brussels,
         (b) in relation to a payment of or a rate fixing relating to euros, which is a TARGET Day and (c) in relation to a date for the payment or purchase of any sum denominated in an Optional Currency, on which banks generally are open for business in London and the principal financial centre of the country of such Optional Currency.

         "CASH COLLATERAL" means, in relation to any Letter of Credit or L/C Proportion of a Letter of Credit, a deposit in such interest-bearing account or accounts as the Agent may specify, such deposit and account to be secured in favour of, and on terms and conditions acceptable to, the Agent.

         "CHANGE OF CONTROL" means a person or group of persons acting together with a common purpose becoming entitled to exercise, directly or indirectly, the majority of the voting rights attaching to the ordinary issued share capital of a Borrower or the Guarantor where such person or group of persons was not previously so entitled.

         "COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name in Schedule 1 (The Banks), or in the case of a Transferee, the amount set out in the schedule to the relevant transfer certificate as being transferred to that Transferee, as transferred (in whole or part), reduced, varied, cancelled or terminated under this Agreement.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

         "COMPUTER SYSTEM" means any business critical computer hardware or software or any computer equipment operated by electronic means.

         "CONSOLIDATED AFFILIATE" means, with respect to the Guarantor, any person in whom any member of the Group holds an equity or ownership interest and whose financial results would be consolidated under GAAP with the financial results of the Guarantor on the consolidated financial statements of the Guarantor (and "CONSOLIDATED AFFILIATES" means all of them).

         "D&P" means Duff & Phelps Credit Rating Co.

         "DISPUTE" means any dispute referred to in Clause 40 (Jurisdiction).

         "DISTRIBUTION" means, with respect to any Stock of any person, (a) the retirement, redemption, purchase, or other acquisition for value of such Stock by such person, (b) the declaration or payment of any dividend on or with respect to such Stock by such person, (c) any loan or advance by that person to, or other investment by that person in, the holder of any of such Stock, or (d) any other payment by that person with respect to such Stock.

         "EMU" means Economic and Monetary Union as contemplated in the Treaty establishing the European Community (signed in Rome on 25 March 1957) and amended by the Treaty on European Union (signed in Maastricht on 7 February 1992), as amended from time to time.

         "ENCUMBRANCE" means (a) a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or (b) any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect.

         "ENVIRONMENTAL CLAIM" means any claim or proceedings by any person pursuant to any Environmental Law.

         "ENVIRONMENTAL LAW" means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health.

         "ENVIRONMENTAL PERMITS" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

         "ERISA" means the United States Employee Retirement Income Security Act of 1974 (as amended) and the rules and regulations promulgated thereunder.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which, together with the Guarantor, is treated as a single employer under Section 414(b) or (c) of the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "EURIBOR" means, in relation to any amount to be advanced to or owing by an Obligor hereunder on which interest for a given period is to accrue:

         (a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays the rate of the Banking Federation of the European Union for the euro (being currently page "248") for such period at or about 11.00 a.m. (Brussels time) on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the European Union as the Agent, after consultation with the Banks and the Guarantor, shall select; or

         (b) if no quotation for the euro for the relevant period is displayed and the Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Agent) at which each of the Reference Banks was offering to prime banks in the European Interbank Market deposits in euro of an equivalent amount for such period at or about 11.00 a.m. (Brussels time) on the Quotation Date for such period.

         "EURO AMOUNT" means:

         (a) in relation to any Advance, its Original Euro Amount as reduced by the proportion (if any) of such Advance which has been repaid;

         (b) in relation to any Letter of Credit, if such Letter of Credit is denominated in euro, the maximum actual and contingent liability of the L/C Issuing Bank thereunder or in respect thereof; and

         (c) in relation to any Letter of Credit, if such Letter of Credit is denominated in an Optional Currency, the equivalent in euro of the maximum actual and contingent liability of the L/C Issuing Bank thereunder or in respect thereof, calculated as at the later of the date which falls (i) two Business Days before its issue date or any renewal date or (ii) on the most recent L/C Valuation Date; and

         (d) in relation to the Outstandings, the aggregate of the Euro Amounts of each outstanding Advance and Letter of Credit.

         "EVENT OF DEFAULT" means any circumstance described as such in Clause 20 (Events of Default).

         "EXPIRY DATE" means, in relation to any Letter of Credit, the date on which the maximum aggregate liability thereunder is to be reduced to zero.

         "EXTENDED MATURITY DATE" means the day which falls twelve months after the Final Maturity Date.

         "FACILITY" means the multicurrency revolving credit facility granted to the Borrowers in this Agreement.

         "FACILITY DOCUMENTS" means this Agreement, each Borrower Accession Agreement and any other agreement or document, deed, notice or certificate entered into or executed by any of the Obligors pursuant to the terms hereof or thereof or otherwise in connection herewith or therewith together with all amendments and supplements to any of the foregoing (and "FACILITY DOCUMENT" shall be construed accordingly).

         "FACILITY OFFICE" means, in relation to the Agent, the office identified with its signature below or such other office as it may select by notice and, in relation to any Bank, the office notified by it to the Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select by notice to the Agent.

         "FINAL MATURITY DATE" means the day which falls 48 months after the date hereof.

         "FINANCE PARTIES" means the Agent, the Arrangers, the L/C Issuing Bank and the Banks.

         "FINANCIAL INDEBTEDNESS" means (without double counting) any indebtedness for or in respect of:

         (a)      Indebtedness for Borrowed Money;

         (b)      any documentary credit facility;

         (c) any interest rate swap, currency swap, forward foreign exchange transaction, cap, floor, collar or option transaction (but excluding, for the avoidance of doubt, any cap or foreign exchange option transaction where no indebtedness is outstanding in relation thereto) or any other treasury transaction or any combination thereof or any other transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and the amount of the Financial Indebtedness in relation to all such transactions shall be the net amount calculated by reference to the mark-to-market valuations of all such transactions at the relevant time); and

         (d) any guarantee, indemnity, bond, standby letter of credit or similar instrument for any of the items referred to in paragraphs (a) to (c) above.

         "GAAP" has the meaning given to it in Clause 18.2 (Financial Definitions).

         "GROUP" means the Guarantor and its Consolidated Affiliates.

         "INDEBTEDNESS FOR BORROWED MONEY" means (without double counting) any indebtedness for or in respect of:

         (a)      moneys borrowed;

         (b) any amount raised by acceptance under any acceptance credit facility;

         (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

         (d) any amount raised pursuant to any issue of shares which are expressed to be redeemable before the Final Maturity Date (or, if the Final Maturity Date is extended in accordance with the provisions hereof, the Extended Maturity Date);

         (e) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with generally accepted accounting principles in the relevant jurisdiction, be treated as a finance or capital lease;

         (f) the amount of any liability in respect of any advance or deferred purchase agreement if one of the primary reasons for entering into such agreement is to raise finance;

         (g) receivables sold or discounted (other than on a non-recourse basis);

         (h) any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance;

         (i) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

         (j) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

         "INFORMATION MEMORANDUM" means the document concerning the Obligors which, at their request and on their behalf, was prepared in relation to this transaction and distributed by the Arrangers to selected banks during November 1999.

         "INSTRUCTING GROUP" means, save as otherwise provided herein:

         (a) whilst there are no Outstandings, a Bank or Banks whose Commitments amount (or, if each Bank's Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than sixty-six and two thirds per cent. of the Total Commitments; and

         (b) whilst there are Outstandings, a Bank or Banks to whom in aggregate more than sixty-six and two thirds per cent. of the Outstandings is owed.

         "I.R.C." means the United States Internal Revenue Code of 1986, as amended.

         "L/C AMOUNT" means:

         (a) each sum paid or due and payable by the L/C Issuing Bank to the beneficiary of a Letter of Credit pursuant to the terms of such Letter of Credit; and

         (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from the L/C Issuing Bank under a Letter of Credit), claims, losses and expenses which the L/C Issuing Bank incurs or sustains in connection with a Letter of Credit, in each case which has not been reimbursed pursuant to Clause 9 (Borrowers' Liabilities in relation to Letters of Credit).

         "L/C COMMISSION RATE" shall have the meaning given thereto in the definition of "Applicable Margin".

         "L/C ISSUING BANK" means ABN AMRO Bank N.V. or such bank as may be appointed as such by the Agent after consultation with the Guarantor.

         "L/C PROPORTION" means, in relation to a Bank in respect of any Letter of Credit and save as otherwise provided herein, the proportion (expressed as a percentage) borne by such Bank's Available Commitment to the Available Facility immediately prior to the issue of such Letter of Credit.

         "L/C VALUATION DATE" means the first Business Day which falls six months after the date hereof and each day falling at six monthly intervals thereafter.

         "LETTER OF CREDIT" means a letter of credit issued or to be issued by the L/C Issuing Bank pursuant to Clause 3 (Utilisation of the Facility) in a form which is acceptable to the Agent and the relevant L/C Issuing Bank.

         "LIBOR" means, in relation to any amount denominated in an Optional Currency owed by an Obligor hereunder on which interest for a given period is to accrue:

         (a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate for the currency of the relevant amount (being currently "3740" or, as the case may be, "3750") for such period at or about 11.00 a.m. (London time) on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average British Bankers Association Interest Settlement Rate for such currency as the Agent, after consultation with the Banks and the Guarantor, shall select; or

         (b) if no quotation for the relevant currency and the relevant period is displayed and the Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Agent) at which each of the London Reference Banks was offering to prime banks in the London Interbank Market deposits in the currency of such amount and for such period at or about 11.00 a.m. (London time) on the Quotation Date for such period.

         "MANDATORY COSTS RATE" means the rate determined in accordance with
         Schedule 8 (Mandatory Costs).

         "MATERIAL ADVERSE EFFECT" means any (a) material impairment of the ability of the Guarantor to perform any of its payment or other material obligations under any Facility Document or (b) material and adverse effect on the financial condition of the Group taken as a whole.

         "MOODY'S" means Moody's Investor Service, Inc.

         "NATIONSBANK FACILITY AGREEMENT" means the facility agreement dated as of 29 March 1999 and made between the Guarantor as borrower and NationsBank, N.A., as administrative agent, Commerzbank Aktiengesellschaft, New York Branch, as syndication agent, Chase Bank of Texas, National Association as documentation agent and the financial institutions named therein as lenders, as amended on 19 May 1999, pursuant to which the lenders referred to therein agreed to make available to the Guarantor a US$550,000,000 facility in accordance with the terms thereof.

         "NOTICE OF DRAWDOWN" means a notice substantially in the form set out in the Schedule 4 (Notice of Drawdown).

         "OBLIGORS" means the Borrowers and the Guarantor (and "OBLIGOR" means any one of them).

         "ORIGINAL BORROWERS" means PLD Europe and PLD UK.

         "OPTIONAL CURRENCY" means sterling and any currency (except euro) which is freely transferable and freely convertible into euro, which is available to banks in the European Interbank Market and which has been previously approved in writing by the Agent (acting on the instructions of all the Banks) as an optional currency for the purposes of any utilisation at least three Business Days prior to delivery of the Notice of Drawdown for such Advance.

         "ORIGINAL EURO AMOUNT" means, in relation to an Advance or Letter of Credit, the amount thereof requested in the Notice of Drawdown relating thereto (as the same may be reduced pursuant to Clause 3.9 (Reduction of Available Commitment)) or, if such Advance or Letter of Credit is denominated in an Optional Currency, the equivalent of such amount (as the same may be so reduced) in euro, calculated as at the date of such Notice of Drawdown.

         "ORIGINAL FINANCIAL STATEMENTS" means:

         (a) in relation to the Guarantor, its audited consolidated financial statements for its financial year ended 31 December 1998;

         (b) in relation to each Original Borrower, its opening balance sheet as at 31 October 1999 delivered to the Agent pursuant to Clause 2.3 (Conditions Precedent); and

         (c) in relation to each Additional Borrower, any financial statements in relation to such Additional Borrower required to be delivered pursuant to Schedule 3, Part B (Additional Conditions Precedent).

         "OUTSTANDINGS" means, at any time, the aggregate of the Euro Amounts of each outstanding Advance and the Euro Amounts of the maximum actual and contingent liabilities of the Banks in respect of each outstanding Letter of Credit.

         "PARTICIPATING MEMBER STATE" means any member state of the European Union which has adopted the euro as its lawful currency at the relevant time.

         "PENSION PLAN" means an employee pension or benefit plan covered by Title IV of ERISA or any other applicable pension laws established or maintained by any member of the Group and any other ERISA Affiliate.

         "PERMITTED DISTRIBUTIONS" means, for the Guarantor for any fiscal year of the Guarantor, an amount not to exceed the greater of (a) ninety-five per cent. (95%) of Funds from Operations (as defined in Clause 18.2 (Financial Definitions)) for such fiscal year and (b) one hundred per cent. (100%) of real estate investment trust taxable income (as determined under 857 of the I.R.C.) but determined (i) without regard to the deduction for dividends paid, (ii) by excluding any net capital gain and (iii) by subtracting any "excess noncash income" as defined in I.R.C. 857(e) for such fiscal year.

         "PERMITTED ENCUMBRANCE" means:

         (a) any netting or set-off arrangement entered into by any member of the Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances, or any set-off arrangement which arises by operation of law as a result of any member of the Group opening a bank account;

         (b) any title transfer or retention of title arrangement entered into by any member of the Group in the normal course of its trading activities on the counterparty's standard or usual terms;

         (c) any lien arising by operation of law and in the normal course of business;

         (d) any Encumbrance over goods and documents of title to goods arising out of letter of credit transactions entered into in the ordinary course of business;

         (e) any Encumbrance resulting from the subordination by a member of the Group of indebtedness due to it from other members of the Group or any third parties;

         (f) any Encumbrance made to secure payment of workers compensation (or to participate in any fund in connection with workers compensation insurance), unemployment insurance, pensions or social security programs;

         (g) any lien or other Encumbrance for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently conducted and for which reserves in accordance with generally accepted accounting principles or otherwise reasonably acceptable to the Agent have been provided;

         (h) any Encumbrance securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with generally accepted accounting principles or otherwise reasonably acceptable to the Agent have been provided;

         (i) any Encumbrance granted to a member of the Group by any other member of the Group; and

         (j) any other Encumbrance in respect of Properties or other assets securing Indebtedness (as defined in Clause 18.2 (Financial Definitions)) (where such Encumbrance is not otherwise permitted pursuant to any of paragraphs (a) to (i) above) where the aggregate Indebtedness (as so defined) secured by such Encumbrance, when aggregated with the aggregate of all other Indebtedness (as so defined) secured by any other such Encumbrance not otherwise permitted pursuant to any of paragraphs (a) to (i) above, does not exceed an amount equal to 25% of Total Assets (as defined in Clause 18.2 (Financial Definitions)) of the Guarantor (determined on a consolidated basis).

         "POTENTIAL EVENT OF DEFAULT" means any event which could reasonably be expected to become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

         "PROPERTY" means any and all real property owned by any member of the Group or any Unconsolidated Affiliate.

         "PROPORTION" means, in relation to a Bank:

         (a) whilst no Advance or Letter of Credit is outstanding, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero); or

         (b) whilst at least one Advance or Letter of Credit is outstanding, the proportion borne by its share of the Euro Amount of the Outstandings to the Euro Amount of the Outstandings.

         "QUALIFYING LENDER" means any bank in respect of which the relevant Borrower will not be obliged to make any withholding or deduction on account of tax from payments of interest made to such bank under the law of the Relevant Jurisdiction of that Borrower.

         "QUOTATION DATE" means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the European Interbank Market (or, if the currency in relation to which such rate is to be determined is an Optional Currency, the London Interbank Market) for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period, PROVIDED THAT, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

         "RATING" means the most recent credit rating of the Guarantor, as announced from time to time by S&P, Moody's or, as the case may be, D&P, which is assigned to any class of senior, unsecured liability securities (having a maturity date falling not less than 12 months after the date of issue) issued by the Guarantor as to which no letter of credit, guaranty, or third party credit support is in place, regardless of whether all or any part of such liability has been issued at the time such announcement is made.

         "REIT" means an entity which is a real estate investment trust under I.R.C. "856-859 or any successor laws thereto.

         "REFERENCE BANKS" means, the principal London offices of ABN AMRO Bank N.V. Societe Generale and Bank of America, N.A. or such banks as may be appointed as such by the Agent after consultation with the Guarantor.

         "REFRIGERATED WAREHOUSE BUSINESS" means all operations and assets invested in by the Group related to refrigerated storage and distribution of goods from temperature-controlled facilities.

         "RELEVANT JURISDICTION" means:

         (a) in relation to the Guarantor, the State of Maryland, United States of America;

         (b)      in relation to each Original Borrower, The Netherlands; and

         (c) in relation to each other Obligor and each other member of the Group, its jurisdiction of incorporation.

         "REPAYMENT DATE" means, in relation to an Advance, the last day of the Term thereof.

         "REPEATED REPRESENTATIONS" means each of the representations set out in Clause 16.1 (Status) to Clause 16.29 (No Event of Default) other than Clause 16.4 (to the extent only that it relates to execution of the Facility Documents), Clause 16.14 (Information Memorandum), Clause
         16.17 (No Filing or Stamp Taxes), Clause 16.19 (No Deduction or Withholding) and Clause 16.29 (No Event of Default) (to the extent that it refers to a Potential Event of Default).

         "ROLLOVER ADVANCE" means an Advance which is used to refinance a maturing Advance and which is in the same or lesser amount and the same currency as such maturing Advance and is to be drawn on the day such maturing Advance is to be repaid.

         "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation;

         "STOCK" means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust or other entity, whether voting or non-voting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the United States Securities and Exchange Commission under the United States Securities Exchange Act of 1934, as amended).

         "SUBSEQUENT PARTICIPANT" means a member state of the European Union which adopts the euro as its lawful currency after 1 January 1999.

         "SYNDICATION DATE" means the day specified by the Arrangers as the day on which primary syndication of the Facility is completed.

         "TARGET" means Trans-European Automated Real-time Gross settlement Express Transfer system.

         "TARGET DAY" means a day on which payments in euros are settled in the TARGET system.

         "TERM" means, save as otherwise provided herein:

         (a) in relation to any Advance, the period for which such Advance is borrowed as specified in the Notice of Drawdown relating thereto;

         (b) in relation to any Letter of Credit, the period from its Utilisation Date until its Expiry Date; and

         (c) in relation to an Unpaid Sum, any of those periods mentioned in Clause 24.1 (Default Interest Periods).

         "TOTAL COMMITMENTS" means, at any time, the aggregate of the Banks' Commitments.

         "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 2 (Form of Transfer Certificate) signed by a Bank and a Transferee under which:

         (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations hereunder upon and subject to the terms and conditions set out in Clause 31.3 (Assignments and Transfers by Banks); and

         (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as contemplated in Clause 31.6 (Transfers by Banks).

         "TRANSFER DATE" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in such Transfer Certificate.

         "TRANSFEREE" means a person to which a Bank seeks to transfer by novation all or part of such Bank's rights, benefits and obligations hereunder.

         "UNCONSOLIDATED AFFILIATE" means any person in whom any member of the Group holds Stock and whose financial results would not be consolidated under GAAP with the financial results of the Group on the consolidated financial statements of the Group other than (i) the ProLogis European Properties Fund, (ii) ProLogis California I LLC and (iii) (with the prior written consent of an Instructing Group) any other such person (such consent not to be unreasonably withheld or delayed where ProLogis can demonstrate to the reasonable satisfaction of an Instructing Group that the Group does not own all or substantially all of the economic interest in such person).

         "UNPAID SUM" means the unpaid balance of any of the sums referred to in Clause 24.1 (Default Interest Periods).

         "UTILISATION DATE" means, in relation to an Advance, the date on which it is to be made and, in relation to a Letter of Credit, the date on which it is to be issued.

         "YEAR 2000 COMPLIANT" means, in relation to any Computer System, that any reference to or use of a date on or after 31 December 1999 in the operation of that Computer System will not have a material adverse effect on the use of that Computer System.

1.2      INTERPRETATION
         Any reference in this Agreement to:

         an "ARRANGER", the "L/C ISSUING BANK", the "AGENT" or any "BANK" shall be construed so as to include its and any subsequent successors and permitted transferees in accordance with their respective interests;

         an "ARRANGER" or the "ARRANGERS" includes a reference to each of ABN AMRO Bank N.V. as Arranger and Societe Generale as Co-Arranger;

         "CONTINUING", in relation to an Event of Default, shall be construed as a reference to an Event of Default which has not been remedied or waived in accordance with the terms hereof and, in relation to a Potential Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the terms hereof and, in the case of late delivery of a document or withdrawal of a claim whose existence constituted an Event of Default, that Event of Default is not continuing once delivery or withdrawal has occurred.

         a "DISPOSAL" shall be construed so as to include (without limitation) the sale, lease or transfer of any revenues or assets of any member of the Group.

         the "EQUIVALENT" on any date in one currency (the "FIRST CURRENCY") of an amount denominated in another currency (the "SECOND CURRENCY") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Agent at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency;

         a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

         "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

         a "LAW" shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

         a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that:

         (a) if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

         (b) if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month,

         (and references to "MONTHS" shall be construed accordingly);

         a Bank's "PARTICIPATION" in relation to a Letter of Credit shall be construed as a reference to the rights and obligations of such Bank in relation to such Letter of Credit as such rights are expressly set out in this Agreement;

         a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

         "REPAY" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "PREPAY" (or, as the case may be, the corresponding derivative form thereof);

         a "SUBSIDIARY" of a company or corporation (other than the Guarantor) shall be construed as a reference to any company or corporation:

         (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

         (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

         (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

         a "SUCCESSOR" shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

         "TAX" means any tax, assessment or other governmental charge or levy imposed upon any person, its income, or any of its properties, franchises or assets;

         "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

         a "WHOLLY-OWNED SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

         the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business.

1.3      CURRENCY SYMBOLS AND DEFINITIONS

         1.3.1 "EURO" and "EUR" denote the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

         1.3.2         "STERLING" denotes lawful currency of the United Kingdom.

1.4      AGREEMENTS AND STATUTES
         Any reference in this Agreement to:

         1.4.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

         1.4.2 a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

1.5      HEADINGS
         Clause and Schedule headings are for ease of reference only.

1.6      TIME
         Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to Amsterdam time.


2.       THE FACILITY

2.1      GRANT OF THE FACILITY
         The Banks grant to the Borrowers, upon the terms and subject to the conditions hereof, a multicurrency revolving credit and letter of credit facility in an aggregate amount of EUR 300,000,000 or its equivalent from time to time in Optional Currencies.

2.2      PURPOSE AND APPLICATION
         The Facility is intended for the purpose of financing and refinancing indebtedness incurred for the purpose of acquiring and developing land or acquiring land tracts for later development and for working capital purposes (in any such case, predominantly in Western Europe) and, accordingly, each Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of such purposes and none of the Finance Parties shall be obliged to concern themselves with such application.

2.3      CONDITIONS PRECEDENT
         Save as the Banks may otherwise agree, none of the Borrowers may deliver any Notice of Drawdown unless the Agent has confirmed to the Guarantor and the Banks that it has received all of the documents and other evidence listed in Schedule 3 (Conditions

         Precedent) and that each is, in form and substance, satisfactory to the Agent.

2.4      BANKS' OBLIGATIONS SEVERAL
         The obligations of each Bank and the L/C Issuing Bank are several and the failure by a Bank or the L/C Issuing Bank to perform its obligations hereunder shall not affect the obligations of an Obligor towards any other party hereto nor shall any other party be liable for the failure by such Bank or the L/C Issuing Bank to perform its obligations hereunder.

2.5      BANKS' RIGHTS SEVERAL
         The rights of each Bank are several and any debt arising hereunder at any time from an Obligor to any of the other parties hereto shall be a separate and independent debt. Each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party (so that it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose).


3.       UTILISATION OF THE FACILITY

3.1      DELIVERY OF NOTICE OF DRAWDOWN
         Any Borrower may from time to time request the making of an Advance or the issuing of a Letter of Credit by delivering to the Agent by not later than 10.00 a.m. on the third Business Day before the proposed Utilisation Date a completed Notice of Drawdown therefor, receipt of which shall oblige the Borrowers to borrow the amount therein requested on the date therein stated upon the terms and subject to the conditions contained therein.

3.2      DRAWDOWN DETAILS
         Each Notice of Drawdown delivered to the Agent pursuant to Clause 3.1 (Delivery of Notice of Drawdown) shall specify:

         3.2.1 whether the utilisation is to be by way of Advance or Letter of Credit;

         3.2.2 the proposed Utilisation Date, which shall be a Business Day falling one month (or, with the prior consent of the Agent, one week) or more before the Final Maturity Date (or, if the Banks have granted an extension to the Facility pursuant to Clause 10.8 (Extension), the Extended Maturity Date) and which shall be at least four Business Days after the date upon which the Facility was previously utilised;

         3.2.3 the currency of denomination of the utilisation requested, which shall be euro or an Optional Currency, PROVIDED THAT, if a Borrower selects an Optional Currency, such Borrower may also select euro to apply if its first selection becomes ineffective pursuant to Clause 3.3 (Conditions for Drawing in an Optional Currency);

         3.2.4 (in the case of an Advance) the proposed Euro amount of the Advance requested, which shall be (a) (if less than the Available Facility) a minimum amount of EUR 2,000,000 and an integral multiple of EUR 1,000,000 (or, if the Advance is to be denominated in an Optional Currency, such comparable and convenient amount thereof as the Agent may from time to time specify) or (b) equal to the amount of the Available Facility;

         3.2.5 (in the case of a Letter of Credit) the proposed Euro Amount of such Letter of Credit, which shall be, when aggregated with the Euro Amount of Outstandings in respect of all other Letters of Credit at such time, less than or equal to EUR 10,000,000 and less than or equal to the Available Facility;

         3.2.6 (in the case of an Advance) the proposed Term of the Advance requested, which shall be a period of one, three or six months or such other period as the Agent may agree (PROVIDED THAT prior to the Syndication Date only periods of one month or such other period specified by the Arranger may be requested) ending on or before the Final Maturity Date (or, if the Banks have granted an extension to the Facility pursuant to Clause
                  10.8 (Extension), the Extended Maturity Date);

         3.2.7 (in the case of a Letter of Credit) the proposed Term of the Letter of Credit requested, which shall be a period not exceeding twelve months, ending on or before the Final Maturity Date (or, if the Banks have granted an extension to the Facility pursuant to Clause 10.8 (Extension) the Extended Maturity Date);

         3.2.8 (in the case of a Letter of Credit) each of the L/C Issuing Bank and the Agent has approved (i) the terms of the Letter of Credit, (ii) (save where the purpose of such Letter of Credit falls within the purposes described in Clause 2.2 (Purpose and Application)) the purpose of its issue and (iii) the identity of the beneficiary; and

         3.2.9 (in the case of an Advance) the account to which the proceeds of the proposed drawdown are to be paid.

3.3      CONDITIONS FOR DRAWING IN AN OPTIONAL CURRENCY
         If a Borrower requests that an Advance or Letter of Credit be denominated in an Optional Currency (other than sterling) but:

         3.3.1 no later than 10.00 a.m. on the Quotation Date for such Advance (or, in the case of a Letter of Credit, two Business Days prior to the proposed Utilisation Date), the Agent notifies such Borrower and the Banks that the Agent is of the opinion that it is not feasible for such Advance or Letter of Credit to be denominated in such Optional Currency; or

         3.3.2 to give effect to such request would cause the Outstandings to be denominated in more than 4 Optional Currencies, then, unless such Borrower and the Banks otherwise agree, such Advance or Letter of Credit shall be made in euro (in the case of PLD Europe and each Additional Borrower) or sterling (in the case of PLD UK) in an amount equal to the Original Euro Amount relating to such Notice of Drawdown.

3.4      DRAWDOWN CONDITIONS
         If a Borrower requests an Advance or Letter of Credit in accordance with this Clause 3 and, on the proposed date for the making of such Advance or issue of such Letter of Credit:

         3.4.1 (save in relation to a Rollover Advance or a Letter of Credit) if either of the events mentioned in sub-clauses 6.1.1 and
                  6.1.2 of Clause 6.1 (Market Disruption) shall have occurred but each of the Banks is able to obtain match funding in the relevant interbank market in relation to such Advance;

         3.4.2 the Original Euro Amount of such Advance or Letter of Credit does not exceed the Available Facility and (in the case of a Letter of Credit) EUR 10,000,000 when aggregated with the Euro Amount of all other Outstandings relating to Letters of Credit;

         3.4.3 there would not, immediately after the making of such Advance, be more than 10 Advances outstanding; and

         3.4.4 on and as of the proposed Utilisation Date (i) no Event of Default or (save in relation to a Rollover Advance) Potential Event of Default is continuing and (ii) the Repeated Representations are true in all material respects, then, save as otherwise provided herein, such Advance will be made or such Letter of Credit will be issued (as the case may be) in accordance with this Agreement.

3.5      COMPLETION OF LETTERS OF CREDIT

         The L/C Issuing Bank is authorised to issue any Letter of Credit pursuant to Clause 3.2 (Utilisation Conditions) by:

         3.5.1 completing the issue date and the proposed Expiry Date of such Letter of Credit; and

         3.5.2 executing and delivering such Letter of Credit to the relevant recipient on the Utilisation Date.

3.6      RENEWAL OF A LETTER OF CREDIT

         3.6.1 Not less than three Business Days before the Expiry Date of a Letter of Credit, the Borrower which requested such Letter of Credit may, by written notice to the Agent, request that the Term of such Letter of Credit be extended.

         3.6.2 The Finance Parties shall treat such request in the same way as a Notice of Drawdown for a Letter of Credit save that the conditions set out in Clause 3.1 (Delivery of Notice of Drawdown) shall not apply.

         3.6.3 The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, save that its Term shall commence on the date which was the Expiry Date of such Letter of Credit immediately prior to its renewal and shall end on the proposed Expiry Date specified in such request.

         3.6.4 The L/C Issuing Bank is authorised to amend any such Letter of Credit pursuant to such request if the conditions set out in this Agreement have been complied with.

3.7      EACH BANK'S PARTICIPATION
         Save as otherwise provided herein, each Bank will participate through its Facility Office in each Advance made or Letter of Credit issued pursuant to this Clause 3 in the proportion borne by its Available Commitment to the Available Facility immediately prior to the making of that Advance or the issue of that Letter of Credit.

3.8      RESTRICTIONS ON PARTICIPATION IN LETTERS OF CREDIT

         If at any time prior to the issue of a Letter of Credit any Bank is prohibited by law or pursuant to any request from or requirement of any central bank or other fiscal, monetary or other authority (being, in the case of a request or requirement, a request or requirement of a type with which such Bank is accustomed or expected to comply) from having any right or obligation under this Agreement in respect of such Letter of Credit, such Bank shall notify the Agent on or before the Business Day prior to the proposed Utilisation Date and:

         3.8.1 the maximum actual and contingent liabilities of the L/C Issuing Bank under such Letter of Credit shall be reduced by an amount equal to what would have been the amount of such Bank's L/C Proportion of such Letter of Credit if such prohibition had not occurred;

         3.8.2 the L/C Proportion of such Bank in relation to such Letter of Credit shall be nil; and

         3.8.3 such Bank's Available Commitment shall be reduced by an amount equal to what would have been the amount of such Bank's L/C Proportion of such Letter of Credit if such prohibition had not occurred.

3.9      REDUCTION OF AVAILABLE COMMITMENT

         If a Bank's Commitment is reduced in accordance with the terms hereof after the Agent has received the Notice of Drawdown pursuant to this Clause 3 or a request for an extension of the Term of a Letter of Credit pursuant to Clause 3.6 (Renewal of a Letter of Credit) and such reduction was not taken into account in the Available Facility, then the amount of that Advance or Letter of Credit shall be reduced accordingly.


4.       PAYMENT AND CALCULATION OF INTEREST

4.1      PAYMENT OF INTEREST
         On the Repayment Date relating to each Advance (and, if the Term of such Advance exceeds six months, on the expiry of each period of six months during such Term) the Borrowers shall pay accrued interest on that Advance.

4.2      CALCULATION OF INTEREST
         The rate of interest applicable to an Advance from time to time during its Term shall be the rate per annum which is the sum of (i) the Applicable Margin at such time, (ii) (in relation to that portion of such Advance made available by any Bank whose Facility Office for such purpose is situated in England or, as the case may be, a Participating Member State) the Mandatory Costs Rate in respect thereof at such time and (iii) EURIBOR (or, if the currency in which such Advance is denominated is an Optional Currency, LIBOR) on the Quotation Date therefor.


5.       LETTER OF CREDIT COMMISSION AND L/C ISSUING BANK FEE

5.1      LETTER OF CREDIT COMMISSION
         Each Borrower which has requested a Letter of Credit shall, in respect of each Letter of Credit requested by it, pay to the Agent for the account of each Bank (for distribution in proportion to each Bank's L/C Proportion of such Letter of Credit) a letter of credit commission in the currency in which the relevant Letter of Credit is denominated at the L/C Commission Rate (calculated as specified in the remaining provisions of this Clause 5.1) on the maximum actual and contingent liabilities of the L/C Issuing Bank under the relevant Letter of Credit. Such letter of credit commission shall be paid in advance in respect of each successive period of three months (or such shorter period as shall end on the relevant Expiry Date) which begins during the Term of the relevant Letter of Credit, the first such payment to be made on the Utilisation Date for such Letter of Credit and thereafter on the first day of each such period and to be calculated on the basis of the L/C Commission Rate prevailing on the relevant Utilisation Date or, as the case may be, the first day of such period. If, during any such period (a "RELEVANT PERIOD") in respect of which any such payment has been made, the L/C Commission Rate increases or decreases then:

         5.1.1 (in the case of an increase in the L/C Commission Rate) the relevant Borrower shall pay to the Agent for the account of each Bank (for distribution in proportion to each Bank's L/C Proportion of the relevant Letter of Credit) additional letter of credit commission (in the currency in which the relevant Letter of Credit is denominated and on the maximum actual and contingent liabilities of the L/C Issuing Bank thereunder), such additional letter of credit commission to be calculated on the basis of the percentage rate per annum equal to the difference between the L/C Commission Rate immediately prior to such increase and the L/C Commission Rate immediately after such increase and to be payable in respect of the remainder of the relevant period after such increase; and

         5.1.2 (in the case of a decrease in the L/C Commission Rate) each Bank (in proportion to its L/C Proportion of the relevant Letter of Credit) shall rebate to the relevant Borrower through the Agent a portion of the commitment commission previously paid in respect of the relevant period, such rebate to be paid in the currency in which the relevant Letter of Credit is denominated and in respect of the remainder of the relevant period after such decrease and to be calculated on the basis of the maximum actual and contingent liabilities of the L/C Issuing Bank under the relevant Letter of Credit and the percentage rate per annum equal to the difference between the L/C Commission Rate immediately prior to such decrease and the L/C Commission Rate immediately after such decrease.

         Any such additional letter of credit commission or rebate shall be paid by the relevant Borrower or, as the case may be, the Banks on the last day of the relevant period.

5.2      L/C ISSUING BANK FEE
         Each Borrower which has requested a Letter of Credit shall, in respect of each Letter of Credit, pay to the L/C Issuing Bank a fee in euro in the amounts and at the times agreed between such L/C Issuing Bank and such Borrower.

5.3      CANCELLATION REBATES
         If a Letter of Credit is prematurely cancelled or returned to the L/C Issuing Bank and:

         5.3.1 the L/C Issuing Bank is satisfied that as of the relevant date of cancellation or return (the "CANCELLATION/RETURN DATE") the L/C Issuing Bank has no further actual or contingent liabilities in respect of such Letter of Credit;

         5.3.2 letter of credit commitment commission has previously been paid by the relevant Borrower pursuant to Clause 5.1 (Letter of Credit Commission) in respect of such Letter of Credit and in respect of the period after the relevant
                  Cancellation/Return Date; and

         5.3.3 the relevant Cancellation/Return Date falls during the first or the second month after the date (the "PAYMENT DATE") on which letter of credit commission was most recently paid in relation to the relevant Letter of Credit pursuant to Clause
                  5.1 (Letter of Credit Commission),
         then the L/C Issuing Bank shall (through the Agent) notify each Bank accordingly and each Bank shall (in proportion to its L/C Proportion of the relevant Letter of Credit and on the tenth Business Day after the relevant Cancellation/Return Date) rebate to the relevant Borrower in the currency in which the relevant Letter of Credit is denominated the letter of credit commission previously paid in respect of such Letter of Credit which relates to the period after the last day of (a) the first month after the relevant Payment Date (if the relevant Cancellation/Return Date falls during the first month after the Relevant Payment Date) or (b) the second month after the relevant Payment Date (if the relevant Cancellation/Return Date falls during the second month after the relevant Payment Date). No rebate shall be required to be made by any Bank pursuant to this Clause 5.3 in any other circumstances.


6.       MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

6.1      MARKET DISRUPTION
         If, in relation to any Advance or Unpaid Sum:

         6.1.1 EURIBOR (or, as the case may be, LIBOR) is to be determined by reference to Reference Banks and at or about 11.00 a.m. on the Quotation Date for the relevant Term none or only one of the Reference Banks supplies a rate for the purpose of determining EURIBOR (or, as the case may be, LIBOR) for the relevant Term; or

         6.1.2 before the close of business in Brussels (or, as the case may be, London) on the Quotation Date for such Advance or Unpaid Sum the Agent has been notified by a Bank or each of a group of Banks to whom in aggregate thirty-five per cent. or more of such Advance if made would be owed (or such Unpaid Sum is owed) that the EURIBOR (or, as the case may be, LIBOR) rate does not accurately reflect the cost of funding its participation in such Advance or Unpaid Sum, then the Agent shall promptly notify the other parties hereto in writing of such event and, notwithstanding anything to the contrary in this Agreement, Clause 6.2 (Substitute Term and Interest Rate) shall apply to such Advance or Unpaid Sum. If sub-clauses 6.1.1 or 6.1.2 applies to a proposed Advance, such Advance (other than a Rollover Advance) shall not be made if any Bank is unable to obtain match funding in the relevant interbank market in relation to such Advance.

6.2      SUBSTITUTE TERM AND INTEREST RATE
         If sub-clause 6.1.1 of Clause 6.1 (Market Disruption) applies to a Rollover Advance or an Advance which is not prevented from being made by the operation of Clause 6.1, the duration of the relevant Term shall be one month or, if less, such that it shall end on the Final Maturity Date (or, if the Banks have granted an extension to the Facility pursuant to

         Clause 10.8 (Extension), the Extended Maturity Date). If either sub-clause 6.1.1 or 6.1.2 of Clause 6.1 (Market Disruption) applies to a Rollover Advance, an Advance which is not prevented from being made by the operation of Clause 6.1 or an Unpaid Sum, the rate of interest applicable to such Rollover Advance, Advance or Unpaid Sum during the relevant Term shall (subject to any agreement reached pursuant to Clause 6.3 (Alternative Rate)) be the rate per annum which is the sum of:

         6.2.1    the Applicable Margin at such time;

         6.2.2 (in relation to a portion of an Advance which has been provided by a Bank whose Facility Office for such purpose is situated in England, or as the case may be, a Participating Member State) the Mandatory Costs Rate in respect thereof at such time; and

         6.2.3 the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards to four decimal places) of the rates notified by each Bank to the Agent before the last day of such Term to be those which express as a percentage rate per annum the cost to each Bank of funding from whatever sources it may reasonably select its portion of such Rollover Advance, Advance or Unpaid Sum during such Term.

6.3      ALTERNATIVE RATE
         If (a) either of those events mentioned in sub-clauses 6.1.1 and 6.1.2 of Clause 6.1 (Market Disruption) occurs in relation to an Advance or Unpaid Sum or (b) by reason of circumstances affecting the European Interbank Market (or, in the case of any Advances denominated in an Optional Currency, the London Interbank Market) during any period of three consecutive Business Days, EURIBOR (or, as the case may be, LIBOR) is not available for euro to prime banks in the European Interbank Market (or, in the case of any Advances denominated in an Optional Currency, the London Interbank Market), then if the Agent or the Borrowers so require, the Agent and the Borrowers shall enter into negotiations with a view to agreeing a substitute basis (i) for determining the rates of interest from time to time applicable to the Advances and Unpaid Sums and/or (ii) upon which the Advances and Unpaid Sums may be maintained (whether in euro or some other currency) thereafter and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto, PROVIDED THAT the Agent may not agree any such substitute basis without the prior consent of each Bank.


7.       NOTIFICATION

7.1      ADVANCES AND LETTERS OF CREDIT
         Not less than three Business Days before an Advance is to be made or a Letter of Credit is to be issued, the Agent shall notify each Bank of the proposed Euro Amount of the relevant Advance or Letter of Credit, its proposed Term, whether or not such Advance or Letter of Credit is to be denominated in an Optional Currency (and, if so, the amount of such

         Advance or Letter of Credit in the relevant Optional Currency) and the aggregate principal amount of the relevant Advance or Letter of Credit allocated to such Bank pursuant to this Agreement and, in relation to a Letter of Credit, the name of the proposed beneficiary.

7.2      INTEREST RATE DETERMINATION
         The Agent shall promptly notify the relevant Borrower and the Banks of each determination of LIBOR or, as the case may be, EURIBOR, the Applicable Margin and the Mandatory Costs Rate.

7.3      DEMANDS UNDER LETTERS OF CREDIT
         If a demand is made under a Letter of Credit or the L/C Issuing Bank incurs in connection with a Letter of Credit any other liability, cost, claim, loss or expense which is to be reimbursed pursuant to this Agreement, the L/C Issuing Bank shall promptly notify the Agent of the amount of such demand or such liability, cost, claim, loss or expense and the Letter of Credit to which it relates and the Agent shall promptly make demand upon the Borrowers in accordance with this Agreement and notify the Banks.

7.4      CHANGES TO CURRENCY OR INTEREST RATES
         The Agent shall promptly notify the relevant Borrower and the Banks of any change (a) to the proposed currency of an Advance occasioned by the operation of Clause 3.3 (Conditions for Drawing in an Optional Currency) or (b) in interest rate or Term occasioned by the operation of Clause 6 (Market Disruption and Alternative Interest Rates).


8.       REPAYMENT AND MANDATORY PREPAYMENT

8.1      REPAYMENT
         Each Borrower shall repay each Advance made to it in full on the Repayment Date relating thereto. Any Advance repaid before the Final Maturity Date shall remain available for drawing on the terms of conditions of this Agreement.

8.2      MANDATORY PREPAYMENT

         8.2.1 If, at any time, an Obligor receives notice that any two of the three Ratings of the Guarantor set out below (or, if only two Ratings are available, either such Rating) has fallen below the grade indicated alongside it:

                  (a)     S&P                   BBB-

                  (b)     Moody's    Baa3

                  (c)     D&P                   BBB-

                  then such Obliger shall inform the Agent thereof and the Borrowers shall, on the day which falls 30 days after the date upon which the last of the relevant rating agencies to publish the relevant Rating has published its formal announcement of such Rating and subject to Clause
                  24.4 (Break Costs), prepay the whole of the amount of the outstanding Advances together with accrued interest thereon and all other amounts owing to the Finance Parties under the Facility Documents and provide Cash Collateral for each Letter of Credit in an amount specified by the Agent (such amount not to exceed the maximum actual and contingent liability of the L/C Issuing Bank in relation to such Letter of Credit) and in the currency of each such Letter of Credit. Each Obligor shall promptly notify the Agent of any announcement made by any such rating agency of a change in Rating by it.

         8.2.2 If there is a Change of Control of the Guarantor, the Borrowers shall, upon the written request of the Agent (acting on the instructions of one or more Banks) received by the Guarantor no later than 30 days after the occurrence of such Change of Control, prepay such amount of the Advances as is owed to the Bank or Banks so instructing the Agent to request prepayment, together with accrued interest thereon and all other amounts owing to such Bank or Banks under the Facility Documents and provide Cash Collateral for each such Bank's portion of each Letter of Credit in an amount specified by the Agent (such amount not to exceed a proportion of the maximum actual and contingent liability of the L/C Issuing Bank in relation to such Letter of Credit equal to such Bank's L/C Proportion in relation to such Letter of Credit) and in the currency of each such Letter of Credit, in each case by no later then 120 days after the occurrence of such Change of Control (but without prejudice, for the avoidance of doubt, to the rights of the Agent and the Banks if an Event of Default occurs during such 120 day period). The Guarantor shall promptly notify the Agent in the event that there is a Change of Control of the Guarantor.


9.       BORROWERS' LIABILITIES IN RELATION TO LETTERS OF CREDIT

9.1      BORROWERS' INDEMNITY TO L/C ISSUING BANK
         Each Borrower which has requested a Letter of Credit shall irrevocably and unconditionally as a primary obligation indemnify (on demand of the Agent) the L/C Issuing Bank against:

         9.1.1 any sum paid or due and payable by the L/C Issuing Bank under such Letter of Credit; and

         9.1.2 all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from the L/C Issuing Bank under or in connection with any such Letter of Credit), claims, losses and expenses which the L/C Issuing Bank may at any time incur or sustain in connection with or arising out of any such Letter of Credit.

9.2      BORROWERS' INDEMNITY TO BANKS
         Each Borrower which has requested a Letter of Credit shall irrevocably and unconditionally as a primary obligation indemnify (on demand of the Agent) each Bank against:

         9.2.1 any sum paid or due and payable by such Bank (whether under Clause 31.1 (Banks' Indemnity) or otherwise) in connection with such Letter of Credit; and

         9.2.2 all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from such Bank in connection with such Letter of Credit), claims, losses and expenses which such Bank may at any time incur or sustain in connection with any Letter of Credit.

9.3      PRESERVATION OF RIGHTS
         Neither the obligations of the Borrowers set out in this Clause 9 nor the rights, powers and remedies conferred on the L/C Issuing Bank or any Bank by this Agreement or by law shall be discharged, impaired or otherwise affected by:

         9.3.1 the winding-up, dissolution, administration or re-organisation of the L/C Issuing Bank, any Bank or any other person or any change in its status, function, control or ownership;

         9.3.2 any of the obligations of the L/C Issuing Bank, any Bank or any other person hereunder or under any Letter of Credit or under any other security taken in respect of any Obligor's obligations hereunder or otherwise in connection with a Letter of Credit being or becoming illegal, invalid, unenforceable or ineffective in any respect;

         9.3.3 time or other indulgence being granted or agreed to be granted to the L/C Issuing Bank, any Bank or any other person in respect of its obligations hereunder or under or in connection with a Letter of Credit or under any such other security;

         9.3.4 any amendment to, or any variation, waiver or release of, any obligation of the L/C Issuing Bank, any Bank or any other person under a Letter of Credit or this Agreement;

         9.3.5 any other act, event or omission which, but for this Clause 9, might operate to discharge, impair or otherwise affect any of the obligations of the relevant Borrower set out in this Clause 9 or any of the rights, powers or remedies conferred upon the L/C Issuing Bank or any Bank by this Agreement or by law.

         The obligations of each Borrower set out in this Clause 9 shall be in addition to and independent of every other security which the L/C Issuing Bank or any Bank may at any time hold in respect of such Obligor's obligations hereunder.

9.4      SETTLEMENT CONDITIONAL
         Any settlement or discharge between a Borrower and the L/C Issuing Bank or any Bank shall be conditional upon no security or payment to the L/C Issuing Bank or such Bank by such Borrower, or any other person on behalf of such Borrower, being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the L/C Issuing Bank or such Bank shall be entitled to recover the value or amount of such security or payment from such Borrower subsequently as if such settlement or discharge had not occurred.

9.5      RIGHT TO MAKE PAYMENTS UNDER LETTERS OF CREDIT
         The L/C Issuing Bank shall (without prejudice to the obligations of the Obligors hereunder in respect of any Letter of Credit) notify the relevant Borrower as soon as reasonably practicable upon receipt of any demand under a Letter of Credit and shall be entitled to make any payment in accordance with the terms of the relevant Letter of Credit without any reference to or further authority from the relevant Borrower or any other investigation or enquiry. Each Borrower irrevocably authorises the L/C Issuing Bank to comply with any demand under a Letter of Credit which is valid on its face.


10.      CANCELLATION, VOLUNTARY PREPAYMENT AND EXTENSION

10.1     CANCELLATION
         The Guarantor may, by giving to the Agent not less than five Business Days' prior written notice to that effect, cancel the whole or any part (being a minimum amount of EUR 5,000,000 and an integral multiple of EUR 1,000,000) of the Available Facility. Any such cancellation shall reduce the Available Commitment and Commitment of each Bank rateably.

10.2     VOLUNTARY PREPAYMENT
         Subject to Clause 24.4 (Break Costs) a Borrower may, by giving to the Agent not less than five Business Days prior written notice to that effect, prepay the whole or any part of an Advance (being an amount such that the Euro Amount of such Advance will be reduced by a minimum amount of EUR 5,000,000 (or, if less, the amount of the Advance) and integral multiple of EUR 1,000,000).

10.3     CANCELLATION OF LETTERS OF CREDIT
         Any Borrower which has requested a Letter of Credit may give the Agent not less than five Business Days' prior notice of its intention to procure that the relevant L/C Issuing Bank's liability under such Letter of Credit is reduced to zero (whereupon it shall do so).

10.4     NOTICE OF CANCELLATION OR VOLUNTARY PREPAYMENT
         Any notice of cancellation or prepayment given by the Guarantor pursuant to Clause 10.1 (Cancellation) or by a Borrower pursuant to Clause 10.2 (Voluntary Prepayment) or 10.3

         (Cancellation of Letters of Credit) shall be irrevocable and shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment.

10.5     CANCELLATION OF A BANK'S COMMITMENT
         If:

         10.5.1 any sum payable to any Bank by an Obligor is required to be increased pursuant to Clause 11.1 (Tax Gross-up); or

         10.5.2   any Bank claims indemnification from an Obligor under Clause
                  11.2 (Tax Indemnity) or Clause 13.1 (Increased Costs),

         the Guarantor may, whilst such circumstance continues, by not less than ten Business Days' prior notice to the Agent (which notice shall be irrevocable), cancel such Bank's Commitment whereupon such Bank shall cease to be obliged to participate in further Advances and its Commitment shall be reduced to zero.

10.6     PREPAYMENT OF A BANK'S COMMITMENT
         If the Guarantor gives notice pursuant to Clause 10.5 (Cancellation of a Bank's Commitment), each Borrower shall, at the time such notice expires and subject to Clause 24.4 (Break Costs), prepay the relevant Bank's portion of all outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank hereunder and provide Cash Collateral for such Bank's portion of each Letter of Credit in an amount specified by the Agent (such amount not to exceed a proportion of the maximum actual and contingent liability of the L/C Issuing Bank in relation to such Letter of Credit equal to such Bank's L/C Proportion in relation to such Letter of Credit) and in the currency of each such Letter of Credit.

10.7     NO OTHER REPAYMENTS
         None of the Borrowers shall repay or cancel all or any part of the Outstandings except at the times and in the manner expressly provided herein.

10.8     EXTENSION
         The Guarantor may request an extension of the Facility for one period of twelve months, such period to commence on the Final Maturity Date and to end on the Extended Maturity Date in accordance with the procedure set out below.

         10.8.1 The Guarantor shall no later than 60 days prior to the Final Maturity Date request by notice in writing to the Agent that the Facility be extended to the Extended Maturity Date.

         10.8.2 The Agent shall, forthwith upon receipt of a request made pursuant to sub-clause 10.8.1 above, advise each of the Banks of such a request, and each of the Banks shall, no later than 25 Business Days prior to the Final Maturity

                  Date, notify the Agent in writing that either (i) it approves of the extension of the Facility to the Extended Maturity Date or (ii) it does not approve of such extension. Any Bank which fails to notify the Agent of its approval or otherwise of the extension of the Facility as aforesaid shall be deemed not to approve of such extension. The Agent shall notify the Guarantor of each Bank's decision no later than 20 Business Days prior to the Final Maturity Date.

         10.8.3 Nothing contained in this Clause 10.8 shall oblige a Bank to approve of an extension of the Facility to the Extended Maturity Date. In considering whether or not to approve of such an extension, each Bank shall make its own independent appraisal of the creditworthiness of each Obligor and its own independent investigation and assessment into the financial condition and affairs of each Obligor.

         10.8.4 If any Bank does not approve or is deemed not to approve of the extension of the Facility then, on the Final Maturity Date, the Borrowers shall repay to such Bank such Bank's portion of the outstanding Advances together with all other amounts then owing by the Borrowers to such Bank and provide Cash Collateral for such Bank's portion of each Letter of Credit in an amount specified by the Agent (such amount not to exceed a proportion of the maximum actual and contingent liability of the L/C Issuing Bank in relation to such Letter of Credit equal to such Bank's L/C Proportion in relation to such Letter of Credit) and in the currency of each such Letter of Credit.

         10.8.5 If any Bank does not approve or is deemed not to approve of the extension of the Facility to the Extended Maturity Date then the Agent shall promptly notify the other Banks thereof.

         10.8.6 Notwithstanding any other provision of this Clause 10.8, if a Bank or group of Banks to whom in aggregate more than fifty per cent of the Outstandings is owed does not approve of an extension to the Final Maturity Date then the extension shall not be made and the Borrowers shall repay all amounts outstanding under the Facility Documents on or prior to the Final Maturity Date in accordance with the terms hereof.


11.      TAXES

11.1     TAX GROSS-UP
         All payments to be made by an Obligor to any Finance Party hereunder shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

11.2     TAX INDEMNITY
         Without prejudice to Clause 11.1 (Tax Gross-up), if any Finance Party is required to make any payment of or on account of tax on or in relation to any sum received or receivable hereunder (including any sum deemed for purposes of tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrowers shall, within 7 Business Days of written demand of the Agent, indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, and out-of-pocket costs and expenses payable or incurred in connection therewith (unless such interest, penalties, costs or expenses arose due to the acts or default of the Finance Party not complying with any tax notice or assessment in a timely manner), PROVIDED THAT this Clause
         11.2 shall not apply to:

         11.2.1 any tax imposed on and calculated by reference to the net income actually received or receivable as net income by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated; or

         11.2.2 any tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable as net income by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located.

11.3     BANKS' TAX STATUS CONFIRMATION
         Each Bank confirms in favour of the Agent and each Borrower (on the date hereof or, in the case of a Bank which becomes a party hereto pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective) that it is Qualifying Lender and each Bank shall promptly notify the Agent and each Borrower if there is any change in its position from that set out above.

11.4     CLAIMS BY BANKS
         Any Finance Party intending to make a claim pursuant to Clause 11.2 (Tax Indemnity) shall promptly notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the relevant Obligor thereof in writing.

11.5     EXCEPTIONS TO TAX GROSS-UP AND TAX INDEMNITY

         11.5.1 Each Finance Party will promptly on request by a Borrower take all reasonable steps (if any) required to be taken to establish entitlement to exemption for any Borrower from withholding under any applicable double tax treaty, including satisfying any reasonable information, reporting or other requirement and completion and filing of relevant forms, claims, declarations and similar documents and shall provide the relevant Borrower with copies of all forms, claims, declarations and similar documents filed for such purpose.

         11.5.2 No additional amounts shall be payable to a Bank or the Agent under Clause 11.1 (Tax Gross-up) or 11.2 (Tax Indemnity) in respect of any payment from a Borrower if the Bank or Agent to whom the relevant payment is to be made has failed (otherwise than due to circumstances beyond its control) to comply with its obligations under Clause 11.5.1 (unless such failure results from the failure of a Borrower to comply with its obligations under the relevant treaty).

         11.5.3 If a Bank ceases to be a Qualifying Lender (except as a result of the introduction of, change in, or change in the interpretation or application of any law occurring after the date of this Agreement), then no Obligor shall be liable to pay any amount under Clauses 11.1 or 11.2 in excess of the amount which it would have been obliged to pay if that Bank had remained a Qualifying Lender.


12.      TAX RECEIPTS

12.1     NOTIFICATION OF REQUIREMENT TO DEDUCT TAX
         If, at any time, an Obligor is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Agent.

12.2     EVIDENCE OF PAYMENT OF TAX
         If an Obligor makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for each Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

12.3     TAX CREDIT PAYMENT
         If an additional payment is made under Clause 11 (Taxes) by an Obligor for the benefit of any Finance Party and such Finance Party, in its sole discretion, determines that it has obtained (and has derived full use and benefit from) a credit against, a relief or remission for, or repayment of, any tax, then, if and to the extent that such Finance Party, in its sole opinion, determines that:

         12.3.1 such credit, relief, remission or repayment is in respect of or calculated with reference to the additional payment made pursuant to Clause 11 (Taxes); and

         12.3.2 its tax affairs for its tax year in respect of which such credit, relief, remission or repayment was obtained have been finally settled,

         such Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Obligor such amount as such Finance Party shall, in its sole opinion, determine to be the amount which will leave such Finance Party (after such payment) in no worse after-tax position than it would have been in had the additional payment in question not been required to be made by such Obligor.

12.4     TAX CREDIT CLAWBACK
         If any Finance Party makes any payment to an Obligor pursuant to Clause
         12.3 (Tax Credit Payment) and such Finance Party subsequently determines, in its sole opinion, that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such credit, relief, remission or repayment in full, such Obligor shall reimburse such Finance Party such amount as such Finance Party determines, in its sole opinion, is necessary to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by such Finance Party.

12.5     TAX AND OTHER AFFAIRS
         No provision of this Agreement shall interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment under Clause
         11.1 (Tax Gross-up) in priority to any other credit, relief, remission or repayment available to it nor oblige any Finance Party to disclose any information relating to its tax or other affairs or any computations in respect thereof.


13.      INCREASED COSTS

13.1     INCREASED COSTS
         If, by reason of (a) any change in law or in its interpretation or administration and/or (b) compliance with any request or requirement relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary or other authority (any such change in law, or in its interpretation or administration, and any such request or requirement, an "INCREASED COST TRIGGER EVENT"):

         13.1.1 a Bank or the L/C Issuing Bank or any holding company of such Bank or the L/C Issuing Bank is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Bank's or the L/C Issuing Bank's entering into or assuming or maintaining a commitment, issuing or performing its obligations under the Facility Documents or any Letter of Credit;

         13.1.2 a Bank or the L/C Issuing Bank or any holding company of such Bank or the L/C Issuing Bank incurs a cost as a result of such Bank's or the L/C Issuing Bank's entering into or assuming or maintaining a commitment, issuing or performing its obligations under the Facility Documents or any Letter of Credit; or

         13.1.3 there is any increase in the cost to a Bank or the L/C Issuing Bank or any holding company of such Bank or the L/C Issuing Bank of funding or maintaining such Bank's or the L/C Issuing Bank's share of the Advances or, any Unpaid Sum or any Letter of Credit,

         then the Borrowers shall, from time to time within 7 Business Days of written demand of the Agent, pay to the Agent for the account of that Bank or the L/C Issuing Bank amounts sufficient to indemnify that Bank or the L/C Issuing Bank or to enable that Bank or the L/C Issuing Bank to indemnify its holding company from and against, as the case may be,
         (i) such reduction in the rate of return of capital, (ii) such cost or
         (iii) such increased cost.

13.2     INCREASED COSTS CLAIMS
         A Bank or the L/C Issuing Bank intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall notify the Agent of the claim and give reasonable details of the circumstances and event giving rise to such claim and of its calculation of the amount claimed, whereupon the Agent shall notify the Borrowers thereof in writing providing such details of the claim PROVIDED THAT nothing in this Clause shall oblige any Bank to disclose any information which it considers, acting reasonably to be confidential.

13.3     EXCLUSIONS TO INCREASED COSTS
         Notwithstanding the foregoing provisions of this Clause 13, no Bank or L/C Issuing Bank shall be entitled to make any claim under this Clause 13 in respect of:

         13.3.1   any cost, increased cost or liability as referred to in Clause
                  13.1 (Increased Costs) to the extent the same is compensated by the Mandatory Costs Rate; or

         13.3.2 any cost, increased cost or liability compensated by Clause 11 (Taxes); or

         13.3.3 any cost, increased cost or liability resulting from any Increased Cost Trigger Event except where such Bank or, as the case may be, the L/C Issuing Bank can demonstrate that such Increased Cost Trigger Event occurs, or is made or imposed, after the date of this Agreement;

         13.3.4 any cost, increased cost or liability resulting from a failure by a Bank to comply with any requests from or requirement of any central bank or fiscal or monetary authority (whether or not having force of law, but if not having force of law being a request of a nature with which banks generally are accustomed or expected to comply); or

         13.3.5 any cost, increased cost or liability arising more than 90 days prior to the receipt by the Borrowers of a written notice under Clause 13.2 (Increased Costs Claims).


14.      ILLEGALITY

         If, at any time, it is or will become unlawful for a Bank or the L/C Issuing Bank to make, fund, issue, participate in or allow to remain outstanding all or part of its share of the Advances or Letters of Credit, then that Bank or the L/C Issuing Bank shall, promptly after becoming aware of the same, deliver to the Guarantor through the Agent a written notice to that effect and:

         14.1.1 such Bank or the L/C Issuing Bank shall not thereafter be obliged to participate in any Advance or Letter of Credit (or, in the case of the L/C Issuing Bank, to issue any Letter of Credit) and the amount of its Commitment shall be immediately reduced to zero; and

         14.1.2 if the Agent on behalf of such Bank or the L/C Issuing Bank so requires, the Guarantor shall on such date as the Agent shall have specified in order to comply with the relevant law:

                  (a) repay such Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank hereunder; and

                  (b) provide Cash Collateral for such Bank's portion of each Letter of Credit in an amount specified by the Agent (such amount not to exceed a proportion of the maximum actual and contingent liability of the L/C Issuing Bank in relation to such Letter of Credit equal to such Bank's L/C Proportion in relation to such Letter of Credit) and in the currency of such Letter of Credit.

15.      MITIGATION

         If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

         15.1.1 an increase in any sum payable to it or for its account pursuant to Clause 11.1 Tax Gross-up);

         15.1.2 a claim for indemnification pursuant to Clause 11.2 (Tax Indemnity) or Clause 13.1 (Increased Costs); or

         15.1.3 the reduction of its Available Commitment to zero or any repayment to be made by the Guarantor pursuant to Clause 14 (Illegality),

         then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of the Obligors under any of the Clauses referred to in sub-clauses 15.1.1, 15.1.2 and 15.1.3 such Bank shall promptly upon becoming aware of such circumstances notify the Agent thereof and, in consultation with the Agent and the Guarantor and to the extent that it can do so lawfully and without prejudice to its own position, take reasonable steps (including a change of location of its Facility Office or the transfer of its rights, benefits and obligations hereunder to another financial institution acceptable to the Guarantor and willing to participate in the Facility) to mitigate the effects of such circumstances, PROVIDED THAT such Bank shall be under no obligation to take any such action if, in the opinion of such Bank, to do so might have an adverse effect upon its business, operations or financial condition (other than any minor costs and expenses of an administrative nature).


16.      REPRESENTATIONS

         Each Obligor makes the representations and warranties set out in Clause
         16.1 (Status) to Clause 16.29 (No Event of Default) (with respect to itself) and acknowledges that the Finance Parties have entered into the Facility Documents in reliance on those representations and warranties.

16.1     STATUS
         It is a corporation (or, in the case of the Guarantor, a Maryland real estate investment) duly organised, validly existing and (to the extent such concept is recognised) in good standing under the laws of its Relevant Jurisdiction.

16.2     GOVERNING LAW AND JUDGMENTS
         In any proceedings taken in its Relevant Jurisdiction in relation to the Facility Documents, the choice of English law as the governing law of the Facility Documents and any judgment obtained in England will be recognised and enforced.

16.3     BINDING OBLIGATIONS
         Subject to the legal (but not factual) qualifications contained in the legal opinions delivered pursuant to Clause 2.3 (Conditions Precedent), the obligations expressed to be assumed by it in the Facility Documents to which it is a party are legal and valid obligations binding on it and enforceable against it in accordance with the terms thereof, subject to general principles of equity, bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights and, in the case of the Guarantor, applicable United States Debtor Relief Laws including, without limitation, the United States Bankruptcy Code.

16.4     EXECUTION OF FACILITY DOCUMENTS
         Its execution of the Facility Documents to which it is a party and its exercise of its rights and performance of its obligations hereunder do not and will not:

         16.4.1 conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

         16.4.2 conflict with its constitutive documents (and, in the case of the Guarantor, its declaration of trust); or

         16.4.3 conflict with any applicable law (including, in the case of the Guarantor, any applicable trust law),

         except, in any such case, where violation of any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

         It has the power (including, in the case of the Guarantor, trust power) to enter into the Facility Documents to which it is a party and all corporate, trust and other action required to authorise the execution by it thereof and the performance of its obligations thereunder has been duly taken.

16.5     NO WINDING-UP
         No member of the Group nor any Unconsolidated Affiliate (the total assets of which, when aggregated with the total assets of any other member of the Group or Unconsolidated Affiliate in relation to which any of the events referred to in this Clause 16.5 applies, exceed 5% of Total Assets (as defined in Clause 18.2 (Financial Definitions)) of the Guarantor (determined on a consolidated basis) and no Obligor has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any such member of the Group, any such Unconsolidated Affiliate or any Obligor for its winding-up, dissolution, liquidation, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

16.6     NO MATERIAL DEFAULTS
         No member of the Group is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect.

16.7     NO MATERIAL PROCEEDINGS
         Except as disclosed to and accepted by the Agent prior to the date hereof, no action or administrative proceeding of or before any court or agency has been started nor (to the best of its knowledge and belief) does there exist a genuine threat thereof against any member of the Group which is reasonably likely to be determined adversely against such member of the Group and which, if so adversely determined, is reasonably likely to have a Material Adverse Effect. Except as disclosed to and accepted by the Agent prior to the date hereof, no outstanding and unpaid judgment exists against any member of the Group which could reasonably be expected to have a Material Adverse Effect.

16.8     TAXES

         16.8.1 All of the tax returns of the Group required to be filed have been filed (or extensions have been granted) before delinquency, except for returns for which the failure to file could not reasonably be expected to have a Material Adverse Effect, and all taxes imposed upon each member of the Group have been paid in accordance with Clause 19.20 (Taxes).

         16.8.2 As of the date hereof, no United States federal income tax returns of the "affiliated group" (as defined in the I.R.C. and the rules and regulations promulgated thereunder) of which the Guarantor is a member have been examined and closed. The members of such affiliated group have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them. The charges, accruals and reserves on the books of the Guarantor in respect of taxes or other governmental charges are, in the opinion of the Guarantor, adequate.

         16.8.3   The Guarantor qualifies as a REIT.

16.9     PENSION PLANS

         16.9.1 Except as disclosed in the Original Financial Statements of the Guarantor and except to the extent that any such termination, liability, penalty, or fine would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect (a) no steps have been taken to terminate any Pension Plan and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to an Encumbrance under any applicable pension laws (including, without limitation, ERISA), (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Guarantor or any ERISA Affiliate of any material liability with respect to any contribution thereto, fine, or penalty, and (c) neither the Guarantor nor any ERISA Affiliate has any material contingent liability with respect to any post retirement benefit under a Pension Plan.

         16.9.2   EXEMPTION FROM ERISA: PLAN ASSETS
                  The assets of the Guarantor are not "plan assets" (as defined in 29. C.F.R. para 2510.3-101 (a) (1) (or any successor regulation)) of any Pension Plan.

         16.9.3   PENSION PLANS
                  All Pension Plans applied within the Group comply with all material provisions of applicable law and employ reasonable actuarial assumptions. No member of the Group has any liability in respect of any Pension Plan (save as permitted in accordance with ERISA) and there are no circumstances which may give rise to such liability.

16.10    GOVERNMENT REGULATIONS
         No member of the Group is subject to regulation under the United States Investment Company Act of 1940, as amended, or the United States Public Utility Holding Company Act of 1939, as amended.

16.11    AUDITED FINANCIAL STATEMENTs
         The most recent financial statements of each Borrower (audited if required in accordance with the provisions of Clause 17.2 (Borrower's Annual Statements) and the most recent audited consolidated financial statements of the Guarantor:

         16.11.1 were prepared in accordance with accounting principles generally accepted in:

                  (a) in the case of the Original Borrowers, the Netherlands, and the United States of America;

                  (b) in the case of the Guarantor, the United States of America; and

                  (c) in the case of each Additional Borrower, its Relevant Jurisdiction;

         16.11.2 disclose all material liabilities (contingent or otherwise) and all unrealised or anticipated losses of (in the case of each Borrower) each Borrower and (in the case of the Guarantor) the Group on a consolidated basis; and

         16.11.3 save as disclosed therein, give a true and fair view of the financial condition and operations of each Borrower or, as the case may be, the Group during the relevant financial year.

16.12    NO MATERIAL ADVERSE CHANGE
         Since the date as at which the most recent financial statements (audited, if applicable)) of each Borrower and the most recent audited consolidated financial statements of the Guarantor were stated to be prepared, there has been no change in the business or financial condition of such Borrower or, as the case may be, the Group which could reasonably be expected to have a Material Adverse Effect.

16.13    WRITTEN INFORMATION
         All written factual information (other than the Information Memorandum but including any information supplied in relation to the preparation of any due diligence reports by or on behalf of the Arrangers prior to the date hereof) supplied to the Agent in connection with this Agreement is true and accurate in all material respects as at the date it was given and is not misleading in any material respect.

16.14    INFORMATION MEMORANDUM
         The factual information contained in the Information Memorandum is true and accurate in all material respects as at the date of the Information Memorandum, the financial projections contained therein have been prepared on the basis of recent historical information and on the basis of reasonable assumptions and nothing has occurred or been omitted that renders the information contained in the Information Memorandum untrue or misleading in any material respect.

16.15    VALIDITY AND ADMISSIBILITY IN EVIDENCE
         All acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Facility Documents, (b) to ensure that the obligations expressed to be assumed by it in the Facility Documents are legal, valid, binding and enforceable and (c) to make the Facility Documents admissible in evidence in its Relevant Jurisdiction have been (or, by the latest time permitted by applicable law, will be) done, fulfilled and performed.

16.16    CLAIMS PARI PASSU
         Under the laws of its Relevant Jurisdiction in force at the date hereof, the claims of the Finance Parties against it under the Facility Documents will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

16.17    NO FILING OR STAMP TAXES
         Under the laws of its Relevant Jurisdiction in force at the date hereof, it is not necessary that:

         16.17.1 the Facility Documents be filed, recorded or enrolled with any court or other authority; or

         16.17.2 any stamp, registration or similar tax be paid on or in relation to the Facility Documents.

16.18    ENCUMBRANCES
         Save for Permitted Encumbrances, no Encumbrance exists over all or any of the present or future revenues or assets of any member of the Group.

16.19    NO DEDUCTION OR WITHHOLDING
         Under the laws of its Relevant Jurisdiction in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make hereunder.

16.20    ENVIRONMENTAL COMPLIANCE
         Except as otherwise disclosed to and accepted by the Agent prior to the date hereof, each member of the Group has duly performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so could reasonably be expected to have a Material Adverse Effect.

16.21    ENVIRONMENTAL CLAIMS
         Except as otherwise disclosed to and accepted by the Agent prior to the date hereof, no Environmental Claim has been commenced or (to the best of the Obligors' knowledge and belief) has been threatened in writing against any member of the Group where such claim is reasonably likely to be determined against such member of the Group and, if so determined, could reasonably be expected to have a Material Adverse Effect.

16.22    NO IMMUNITY
         In any proceedings taken in its Relevant Jurisdiction in relation to the Facility Documents it will not be entitled to claim for itself or any material part of its assets immunity from suit, execution, attachment or other legal process.

16.23    OWNERSHIP OF THE BORROWERS
         Each Borrower is a wholly-owned subsidiary of the Guarantor.

16.24    YEAR 2000 COMPLIANT
         The Guarantor has undertaken a review of all of its Computer Systems to determine that they are Year 2000 Compliant and has not identified any Computer System which, upon failure to be Year 2000 Compliant, would have a material adverse impact on its business or the results of its operations.

16.25    TRANSACTIONS WITH AFFILIATES
         No member of the Group, nor any Unconsolidated Affiliate is a party to any material transaction with any other member of the Group or Unconsolidated Affiliate which has not been entered into on arm's length terms or otherwise in the reasonable commercial interests of the Group taken as a whole.

16.26    REAL PROPERTY AND OTHER ASSETS
         Each member of the Group has good and marketable title (or the equivalent of good and marketable title in jurisdictions that do not use such terminology) to all property (including all Property) owned by it and to all of its revenues and assets and enjoys such possession under all leases of property (including Property) or assets leased by it as is necessary for the proper use and operation of such property (including Property) or assets.

16.27    COMPLIANCE WITH APPLICABLE LAWS
         Each member of the Group has complied with all applicable laws and regulations of material importance in relation to its business and operations, failure to comply with which would have a Material Adverse Effect.

16.28    CONSENTS
         All consents, licenses and other approvals necessary and material for the conduct of each member of the Group's business have been or will be obtained as and when required.

16.29    NO EVENT OF DEFAULT
         No Event of Default or Potential Event of Default has occurred which is continuing.

16.30    REPETITION OF REPRESENTATIONS
         The Repeated Representations shall be deemed to be repeated by each Obligor by reference to the facts and circumstances then existing on each date on which an Advance is or is to be made or a Letter of Credit is to be issued or its Term extended, and Clause 16.14 (Information Memorandum) shall be deemed to be made on the date that the Information Memorandum is approved by the Borrowers and the Guarantor and on the Syndication Date.


17.      FINANCIAL INFORMATION

17.1     GUARANTOR'S ANNUAL STATEMENTS
         The Guarantor shall, as soon as the same become available but in any event within 120 days after the end of each of its financial years, deliver to the Agent, in sufficient copies for the Banks, the audited consolidated financial statements of the Group for such financial year, audited by an internationally recognised firm of independent auditors licensed to practise in its Relevant Jurisdiction.

17.2     BORROWER'S ANNUAL STATEMENTS
         Each Borrower shall, if so requested by any Bank through the Agent and as soon as the same becomes available but in any event within 180 days after the end of the relevant financial year of such Borrower, deliver to the Agent its financial statements (audited by an internationally recognised firm of independent auditors licensed to practise in its Relevant Jurisdiction if such Borrower is required by applicable law to produce audited financial statements) for such financial year.

17.3     SEMI-ANNUAL STATEMENTS
         The Guarantor shall (and each Borrower shall, if so requested by any Bank through the Agent) as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years, deliver to the Agent in sufficient copies for the Banks its financial statements (or, in the case of the Guarantor, the consolidated financial statements of the Group) for such period.

17.4     QUARTERLY STATEMENTS
         The Guarantor shall (and each Borrower shall, if so requested by any Bank through the Agent) as soon as the same become available but in any event within 50 days after the end of each quarter of each of its financial years deliver to the Agent in sufficient copies for the Banks its financial statements (or, in the case of the Guarantor, its consolidated financial statements) for such period.

17.5     REQUIREMENTS AS TO FINANCIAL STATEMENTS
         Each Obligor shall ensure that each set of financial statements delivered by it pursuant to this Clause 17 is:

         17.5.1 in the case of the Guarantor, prepared in accordance with GAAP; and

         17.5.2 certified by an Authorised Signatory of such Obligor as giving a true and fair view of its financial condition (or, in the case of financial statements of the Guarantor, the financial condition of the Group) as at the end of the period to which those financial statements relate and of the results of its (or, as the case may be, the Group's) operations during such period.

17.6     COMPLIANCE CERTIFICATES
         The Guarantor shall ensure that each set of financial statements delivered by it pursuant to Clause 17.1 (Guarantor's Annual Statements) and Clause 17.3 (Semi-annual Statements) is accompanied by a Compliance Certificate signed by its auditors (in the case of a Compliance Certificate delivered with the Group's annual consolidated financial statements) or by a duly authorised senior financial officer (in the case of a Compliance Certificate delivered with any semi-annual financial statements).

17.7     INFORMATION TO SHAREHOLDERS
         The Guarantor, shall promptly after mailing or delivery thereof, deliver to the Agent in sufficient copies for the Banks, copies of all filings with the Securities Exchange Commission.

17.8     OTHER FINANCIAL INFORMATION
         Each Obligor shall from time to time on the request of the Agent, furnish the Agent with such information about its (or, as the case may be, the Group's) business and financial condition as the Agent may reasonably require.

17.9     ACCOUNTING POLICIES
         The Guarantor shall ensure that each set of financial statements of the Guarantor delivered pursuant to this Clause 17 is prepared using accounting policies, principles and reference periods consistent with those applied in the preparation of its Original Financial Statements unless, in relation to any such set of financial statements, the Guarantor notifies the Agent that there have been one or more changes in any such accounting policies, principles or reference periods and the Guarantor provides:

         17.9.1 a description of the changes and the adjustments which would be required to be made to those financial statements (in reasonable detail and to the extent that such changes and adjustments are relevant for the purpose of calculating the financial ratios contained in Clause 18.1 (Financial Conditions)) in order to cause them to use the accounting policies, principles and reference periods upon which the immediately preceding financial statements of the Guarantor delivered to the Agent for the purposes of this Agreement were prepared; and

         17.9.2 (if any such description of changes and adjustments is provided to the Agent pursuant to Clause 17.9.1) such additional information, in reasonable detail, as may be reasonably requested by the Agent in order to enable the Agent to calculate the financial ratios contained in Clause 18.1 (Financial Conditions) on the basis of such changes and adjustments when taken in conjunction with any other description of changes and adjustments previously provided to the Agent pursuant to Clause 17.9.1 (but without, for the avoidance of doubt, imposing any obligation on the Guarantor to maintain parallel accounting records for the purpose of calculating the financial ratios contained in Clause 18.1 (Financial Conditions) in the event of any relevant changes in accounting policies, principles or reference periods), and any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted on the basis of each of the changes and adjustments referred to in Clause 17.9.1.


18.      FINANCIAL CONDITION

18.1     FINANCIAL CONDITION
         The Guarantor shall ensure that the financial condition of the Group, shall be such that:

         18.1.1   TOTAL DEBT/TANGIBLE NET WORTH
                  The ratio of Total Debt to Tangible Net Worth at any time shall not exceed 1.00: 1.00.

         18.1.2   INTEREST EXPENSE COVERAGE RATIO
                  The Interest Expense Coverage Ratio at any time shall not be less than 2.00: 1.00.


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

         18.1.3   FIXED CHARGE COVERAGE RATIO
                  The Fixed Charge Coverage Ratio at any time shall not be less than 1.75: 1.00.

         18.1.4   SECURED DEBT/TOTAL ASSETS
                  The ratio of Secured Debt to Total Assets at any time shall be less than 1.00: 4.00.

18.2     FINANCIAL DEFINITIONS
         In this Agreement the following terms have the following meanings.

         "ACTUAL CAPITAL EXPENDITURES" means any expenditures by a person that are properly classified in the relevant financial statements of such person in accordance with GAAP as a capital asset for (a) tenant improvements and capitalised lease commissions on previously leased space, and (b) recurring capital expenditures relating to any Property.

         "AFFILIATE" of a person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, that person. For purposes of this definition "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct (or cause the direction of) management or policies (whether through ownership of voting securities or other ownership interests, by contract, or otherwise).

         "CAPITAL EXPENDITURES" means an amount equal to the sum of (a) in the case of Properties that are not Refrigerated Warehouse Properties, the greater of (1) Actual Capital Expenditures with respect to such Properties during the four (4) financial quarters ending on the date of determination, and (ii) the product of (A) the sum of the total square footage with respect to all completed industrial space in all such Properties as of the last day of each of the immediately preceding five
         (5) calendar quarters, divided by five (5), and (B) $0.15, and (b) in the case of Properties that are Refrigerated Warehouse Properties, the greater of (i) Actual Capital Expenditures with respect to such Properties during the four (4) financial quarters ending on the date of determination, and (ii) the product of (A) the sum of the total cubic footage with respect to all completed space in all such Properties as of the last day of each of the immediately preceding five (5) calendar quarters, divided by five (5), and (B) $0.06.

         "CAPITAL LEASE" means any capital lease or sublease that has been (or under GAAP should be) capitalized on a balance sheet.

         "COMPANIES" means, without duplication, the Guarantor and each of its Consolidated Affiliates, and "COMPANY" means any one of the Companies.

         "DEBT SERVICE" means, for any person for any period, the sum of all regularly scheduled principal payments (other than Excluded Debt Service) and all Interest Expense that are paid or payable during such period in respect of all Indebtedness of such person (excluding the payment or amortization of Interest Expense consisting of fees and expenses paid upon the incurrence of Indebtedness and paid in cash with the proceeds of such Indebtedness).

         "DISQUALIFIED STOCK" means any person's Stock which by its terms (or by the terms of any Stock into which it is convertible or for which it is exchangeable or exercisable) (a) matures or is subject to mandatory redemption, pursuant to a sinking fund obligation or otherwise, (b) is convertible into or exchangeable or exercisable for a Liability or Disqualified Stock during the term of this Agreement, (c) is redeemable during the term of this Agreement at the option of the holder of such Stock, or (d) otherwise requires any mandatory payments by any Company, in each case on or before the Final Maturity Date; PROVIDED THAT "Disqualified Stock" shall not include any preferred Stock solely because such Stock requires the payment of Distributions with respect to such Stock prior to the payment of Distributions with respect to any other class of Stock.

         "EXCLUDED DEBT SERVICE" means, for any period, any regularly scheduled principal payments on (a) any Indebtedness which pays such Indebtedness in full, but only to the extent the amount of such final payment is greater than the scheduled principal payment immediately preceding such final payment, and (b) any Indebtedness that is rated at least Baa3 and BBB-, as the case may be, by at least two (2) of Moody's, S&P, and D&P and issued prior to September 30 1999.

         "FIXED CHARGE COVERAGE RATIO" means as of any date, the ratio of (a)
         (i) Funds from Operations, plus (ii) Interest Expense, minus (iii) Capital Expenditures, to (b) the sum of (i) Debt Service in respect of all Indebtedness, plus (ii) Distributions of any kind or character or other proceeds paid or payable with respect to Disqualified Stock, in each case for the Companies and for the four (4) financial quarters ending on the date of determination.

         "FUNDS FROM OPERATIONS" means for the Guarantor for any period, net earnings (before Distributions in respect of preferred Stock) plus depreciation and amortization (exclusive of amortization of financing costs), all as determined in accordance with GAAP; PROVIDED THAT there shall not be included in such calculation (a) any proceeds of any insurance policy other than rental or business interruption insurance received by such person (b) any gain or loss which is classified as "extraordinary" in accordance with GAAP, (c) any capital gains and taxes on capital gains in each case exclusive of such amounts recognized in accordance with GAAP that are attributable to bona fide sales to third parties (including the ProLogis European Properties Fund, to the extent of any third party interests therein) by ProLogis Services, Kings Park Holding S.A., and International Consolidated Affiliates of Properties developed by such persons with the intention of reselling such Properties to third parties and not holding such ProLogis Properties as an Investment, (d) any non-recurring and non-cash event that is excluded from the Guarantor's reported Funds from Operations in its quarterly 10-Q and annual 10-K Financial Statements, (e) any tax expense which is classified as "deferred" in accordance with GAAP, (f) any tax income which is classified as a tax benefit in accordance with GAAP, (g) any foreign exchange gain or loss which is the result of a period ending "mark to market" of intercompany or third-party loans or hedges (for currency or interest rate swaps) in accordance with GAAP, and (h) gains or losses from sales of depreciated Properties of the Guarantor. The Funds from Operations contribution from Unconsolidated Affiliates shall be (i) included only to the extent that such amounts have been, or are not prohibited on the last day of the applicable period of determination from being distributed (directly or indirectly) to a Company and (ii) calculated on the same basis as this definition. Funds from Operations shall be calculated as if all minority interests in Consolidated Affiliates have been converted into Stock of the Guarantor.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable on the date of this Agreement.

         "HEDGING AGREEMENTS" means any and all agreements, devices, or arrangements designed to protect at least one of the parties thereto from fluctuations of interest rates, exchange rates, or forward rates applicable to such party's assets, liabilities, or exchange transactions, including, without limitation, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap, or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buybacks, reversals, terminations, or assignments of the foregoing.

         "INDEBTEDNESS" means, for any person, all Liabilities (without duplication) of such person that are (a) Liabilities for borrowed money of such person, (b) evidenced by bonds, debentures, notes, or similar instruments of such person, (c) obligations to pay the deferred purchase price of assets, services, or Stock except (i) accounts payables, (ii) obligations incurred in the ordinary course of business to pay the purchase price of Stock so long as such obligations are paid within customary settlement terms, and (iii) obligations to purchase Stock (other than Stock of the Guarantor or any of its Affiliates) pursuant to subscription or Stock purchase agreements in the ordinary course of business, (d) secured by an Encumbrance existing on any property of such person or any interest of such person therein, whether or not such Liability shall have been assumed by such person, (e) Capital Leases, (f) a guaranty, endorsement, or other contingent obligation of such person (other than (i) endorsement in the ordinary course of business of negotiable instruments or documents for deposit or collection, and (ii) indemnification obligations and purchase price adjustments pursuant to acquisition agreements entered into in the ordinary course of business), and (g) accounts payable, accrued expenses, net obligations arising under Hedging Agreements, and other Liabilities not included in the calculation of (a) through (f) above which in the aggregate are in excess of five percent (5%) of the amount of Total Assets of such person determined in accordance with GAAP plus the amount of any accumulated depreciation with respect to such assets, as of the date of determination.

         "INTEREST EXPENSE" means, for any person for any period, all interest expense on such person's Indebtedness (whether direct, indirect, or contingent, and including interest on all convertible Liabilities) determined in accordance with GAAP.

         "INTEREST EXPENSE COVERAGE RATIO" means, as of any date, the ratio of
         (a) the sum of (i) Funds from Operations, plus (ii) Interest Expense to
         (b) the sum of (i) Interest Expense (excluding the payment or amortisation of Interest Expense consisting of fees and expenses paid upon the incurrence of Indebtedness and paid in cash with the proceeds of such Indebtedness), plus (ii) Distributions of any kind or character or other proceeds paid or payable with respect to any Disqualified Stock, in each case for each member of the Group and for the four (4) financial quarters ending on the date of determination.

         "INTERNATIONAL CONSOLIDATED AFFILIATES" means each Consolidated Affiliate of a Borrower that is not organised under the laws of a state located in the United States and "INTERNATIONAL CONSOLIDATED AFFILIATE" means any one of the International Consolidated Affiliates.

         "INVESTMENT" in any person means any investment, whether by means of Stock purchase, loan, advance, extension of credit, capital contribution, or otherwise, in or to such person, the guarantee of any Liabilities of such person, or the subordination of any claim against such person to other Liabilities of such person.

         "LIABILITIES" means (without duplication), for any person, (a) any obligations required by GAAP to be classified upon such person's balance sheet as liabilities, (b) any liabilities secured (or for which the holder of the Liability has an existing Right, contingent or otherwise, to be so secured) by any Encumbrance existing on property owned or acquired by that person, (c) any obligations that have been (or under GAAP should be) capitalised for financial reporting purposes, and (d) any guarantees, endorsements, and other contingent obligations with respect to Liabilities or obligations of others, and "LIABILITY" means any of the Liabilities.

         "REFRIGERATED WAREHOUSE PROPERTIES" means each Property that is a temperature-controlled facility and "Refrigerated Warehouse Property" means any one of the Refrigerated Warehouse Properties.

         "RIGHTS" means rights, remedies, powers, privileges, and benefits.

         "SECURED DEBT" means, for any person, Indebtedness of such person secured by any Encumbrances (other than those referred to in paragraphs
         (a) to (i) inclusive in the definition of Permitted Encumbrances) in any of such person's Properties or other assets.

         "TANGIBLE NET WORTH" means for any person as of any date, (a) Total Assets less (to the extent included therein) the book value of all assets that would be treated as intangible assets under GAAP (including goodwill, trademarks, trade names, copyrights, patents, deferred charges, and unamortized debt discount and expense), minus (b) all Liabilities of such person minus (c) the amount determined in accordance with GAAP attributable to any minority interests in Consolidated Affiliates of such person.

         "TOTAL ASSETS" means for any person at any time (a) such person's total assets determined in accordance with GAAP, plus (b) accumulated depreciation with respect to such assets.

         "TOTAL DEBT" means at any time in relation to any person, Indebtedness at such time of such person;

18.3     FINANCIAL TESTING
         The financial covenants set out in Clause 18.1 (Financial Condition) shall be tested by reference to each of the financial statements and each Compliance Certificate delivered pursuant to Clause 17 (Financial Information).

18.4     ACCOUNTING TERMS
         All accounting expressions which are not otherwise defined herein shall be construed in accordance with GAAP applicable on the date of this Agreement.


19.      COVENANTS

19.1     MAINTENANCE OF LEGAL VALIDITY
         Each Obligor shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of its Relevant Jurisdiction to enable it lawfully to enter into and perform its obligations under the Facility Documents and to ensure the legality, validity, enforceability or admissibility in evidence of the Facility Documents in its jurisdiction of incorporation.

19.2     INSURANCE
         The Guarantor shall maintain insurances on and in relation to the business and assets of each member of the Group with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by each such member of the Group.

19.3     ENVIRONMENTAL COMPLIANCE
         Each Obligor shall, and the Guarantor shall ensure that each other member of the Group shall, comply in all material respects with all Environmental Laws and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, breach of which (or failure to obtain, maintain or take which) could reasonably be expected to have a Material Adverse Effect.

19.4     ENVIRONMENTAL CLAIMS
         Each Obligor shall inform the Agent in writing (and the Guarantor shall ensure that each other member of the Group shall inform the Guarantor) as soon as reasonably practicable upon becoming aware of the same if any Environmental Claim has been commenced or (to the best of such Obligor's, or such other member of the Group's, knowledge and belief) is genuinely threatened or threatened in writing against any member of the Group or of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group in any case where such claim would be reasonably likely to be determined against such member of the Group and if so determined would be reasonably likely to have a Material Adverse Effect.

19.5     NOTIFICATION OF EVENTS OF DEFAULT
         Each Obligor shall promptly inform the Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred.

19.6     CLAIMS PARI PASSU
         Each Obligor shall ensure that at all times the claims of the Finance Parties against it under the Facility Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

19.7     NEGATIVE PLEDGE
         None of the Borrowers (nor, if any Borrower on-lends any amount borrowed by it hereunder, any other member of the Group to which such amount is on-lent) shall create or permit to subsist any Encumbrance over all or any of its present or future revenues or assets (other than Permitted Encumbrances falling within paragraphs (a) to (i) of the definition of "Permitted Encumbrance"). The Guarantor shall not and shall ensure that no other member of the Group shall create or permit to subsist any Encumbrance over all or any of its present or future revenues or assets other than Permitted Encumbrances.

19.8     LOANS, GUARANTEES AND INVESTMENTS
         The Guarantor shall ensure that:

         19.8.1 no member of the Group shall acquire any shares or other equity interest in any person otherwise than on arm's length terms or in the reasonable commercial interests of the Group taken as a whole;and

         19.8.2 no member of the Group shall make any loans or grant any credit to, or give any guarantee or indemnity (except as required or permitted pursuant to the Facility Documents) in respect of the obligations of any person which is not a member of, the Group or which is not an Unconsolidated Affiliate or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person which is not a member of the Group or which is not an Unconsolidated Affiliate other than (a) loans to tenants of Properties in relation to tenant improvements on such Properties in the ordinary course of business or (b) any such loan, credit, guarantee or indemnity not otherwise permitted pursuant to (a) above where the aggregate amount of such loan or credit or the maximum amount which could be claimed under such guarantee or indemnity (when aggregated with the aggregate amount of each other such loan or credit and the maximum amount which could be claimed under each other such guarantee or indemnity which is not otherwise permitted pursuant to (a) above) does not exceed EUR 15,000,000 or its equivalent. For the avoidance of doubt, this Clause 19.8.2 shall not apply to (i) the guarantee of up to French Francs 210,000,000 dated as of 29 December 1998 granted by the Guarantor in favour of certain financial institutions party to an acquisition facility agreement dated 29 December 1998 between ProLogis France III SAS, ProLogis France II SARL, such financial institutions as lenders and Credit Immobilier General as agent for such lenders or (ii) the guarantee of up to French Francs 100,000,000 dated as of 5 March 1999 granted by the Guarantor in favour of certain financial institutions party to a secured term loan agreement dated as of 29 December 1998 (as amended on 5 March 1999) between Garonor S.A., such financial institutions as lenders, Credit Immobilier General as agent for such lenders and Societe Generale as security agent.

19.9     DISPOSALS
         The Guarantor shall not and shall ensure that no other member of the Group shall sell, assign, lease, transfer, or otherwise dispose of any of their assets, other than to a member of the Group, and except for
         (a) sales, leases, or other dispositions of assets that are obsolete or have negligible fair market value, (b) sales of equipment for a fair and adequate consideration (but if replacement equipment is necessary for the proper operation of the business of the seller, the seller must promptly replace the sold equipment), (c) sale or other disposal of assets relating to the Refrigerated Warehouse Business and (d) sales or other transfers of Property during any twelve (12) month period having a fair market value of not more than twenty percent (20%) of the fair market value of all Properties of the Group prior to such sale or transfer.

19.10    MERGERS
         None of the Obligors shall, and the Guarantor shall ensure that no other member of the Group (the total assets of which, when aggregated with the total assets of any other member of the Group to which this Clause 19.10 applies, exceed 5% of Total Assets (as defined in Clause
         18.2 (Financial Definitions)) of the Guarantor (determined on a consolidated basis) shall, without the prior written consent of an Instructing Group, merge or consolidate with any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction save where any of the foregoing does not (i) result in a Change of Control or (ii) materially and adversely affect any Obligor's ability to comply with its obligations under the Facility Documents.

19.11    DIVIDENDS AND DISTRIBUTIONS
         The Guarantor shall not declare, make, or pay any Distributions, other than (a) Permitted Distributions and (b) Distributions declared, made, or paid by the Guarantor wholly in the form of its Stock.

19.12    SYNDICATION
         Each Obligor shall, and the Guarantor shall ensure that each other member of the Group shall, provide reasonable assistance to the Arrangers in the preparation of the Information Memorandum and the primary syndication of the Facility (including, without limitation, by making management available for the purpose of making presentations to, or meeting, potential lending institutions) and will comply with all reasonable requests for information from potential syndicate members prior to the Syndication Date.

19.13    YEAR 2000 COMPLIANT
         Each Obligor shall use all reasonable endeavours to procure that all Computer Systems used within the Group which are of material importance to the business and operations of the Group are (or will by no later than 31 December 1999 be) Year 2000 Compliant.

19.14    ARM'S LENGTH TERMS
         No member of the Group nor any Unconsolidated Affiliate shall enter into any arrangement or contract with any other member of the Group or Unconsolidated Affiliate otherwise than on arm's length terms or on terms which are in the reasonable commercial interests of the Group taken as a whole.

19.15    FINANCIAL INDEBTEDNESS
         The Guarantor shall ensure that none of the Borrowers (and if any Borrower on-lends any amounts borrowed hereunder to any other member of the Group, the relevant member of the Group to which amounts are on-lent) shall incur any Financial Indebtedness other than Financial Indebtedness (a) incurred pursuant to this Agreement or (b) incurred in circumstances permitted by Clause 19.14 (Arm's Length Terms).

19.16    AFFILIATES LIST
         The Guarantor shall provide the Agent semi-annually in arrears (and otherwise on the reasonable request of any Bank through the Agent) with a written list of all Consolidated Affiliates and Unconsolidated Affiliates existing at such time. The Consolidated Affiliates and Unconsolidated Affiliates on the date hereof are set out in Schedule 6 (Consolidated and Unconsolidated Affiliates).

19.17    RATING
         Promptly upon receipt of notice thereof, and in any event within five Business Days after any change in the Rating of the Guarantor (as announced from time to time by any of S&P, Moody's and D&P), the Guarantor shall give written notice of such change to the Agent.

19.18    MAINTENANCE OF RECORDS
         Each Obligor shall maintain such books and such records as may from time to time be required by the laws of its Relevant Jurisdiction or which are usual for companies carrying on a business such as that carried on by such Obligor.

19.19    MAINTENANCE OF PROPERTY
         Each Obligor shall take all reasonable steps to ensure that at all times it implements and maintains a repair programme so that any and all property (including any Property) which is owned or controlled by such Obligor is maintained in accordance with good industry practice.

19.20    TAXES
         The Guarantor shall, and shall ensure that each member of the Group shall:

         19.20.1 promptly pay when due any and all taxes (other than property and franchise taxes); and

         19.20.2 (in relation to any and all property and franchise taxes) promptly pay the same when due or (in circumstances where there is no material risk of any levy or execution of any Encumbrance on the assets or revenues in relation to which such taxes are imposed prior to or during the 30 day period referred to below and no material risk of attachment or similar process in relation to such assets or revenues prior to or during the 30 day period referred to below and PROVIDED THAT in such circumstances the aggregate amount of such taxes does not exceed EUR 10,000,000 or its equivalent) within 30 days of receipt of notice by the relevant member of the Group that such taxes are due and payable.

         This Clause 19.20 shall not apply to taxes which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by generally accepted accounting practices in the Relevant Jurisdiction of the relevant member of the Group have been made, and in respect of which levy and execution of any Encumbrance have been and continue to be stayed.

19.21    MAINTENANCE OF RATINGS
         The Guarantor shall ensure that it at all times maintains a credit rating of the type described in the definition of "RATING" from at least two of S&P, Moody's and D&P.

19.22    MAINTENANCE OF REIT STATUS
         The Guarantor shall take all action necessary (as and when required in accordance with applicable law) to remain qualified as a REIT.


20.      EVENTS OF DEFAULT

         Each of Clause 20.1 (Failure to Pay) to Clause 20.18 (Material Adverse Change) describes circumstances which constitute an Event of Default for the purposes of this Agreement.

20.1     FAILURE TO PAY
         Any Obligor fails to pay any sum due from it under the Facility Documents within 4 Business Days of such failure to pay.

20.2     MISREPRESENTATION
         Any material representation or material statement made or deemed to be made by an Obligor in the Facility Documents or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith is or proves to have been incorrect or misleading in any material respect when made or deemed to be made unless the underlying circumstances are capable of remedy and are remedied within 10 Business Days of that date.

20.3     SPECIFIC COVENANTS
         An Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 17 (Financial Information), Clause 19.9 (Disposals), Clause 19.10 (Mergers), Clause 19.11 (Dividends and Distributions) or Clause 19.15 (Financial Indebtedness).

20.4     FINANCIAL CONDITION
         At any time any of the requirements of Clause 18.1 (Financial Condition) is not satisfied.

20.5     OTHER OBLIGATIONS
         An Obligor fails duly to perform or comply with any other obligation expressed to be assumed by it in the Facility Documents and such failure, if capable of remedy, is not remedied within thirty days after the earlier of (i) such Obligor obtaining knowledge thereof and (ii) the Agent giving notice thereof to such Obligor

20.6     CROSS DEFAULT
         Any Financial Indebtedness of any member of the Group or any Unconsolidated Affiliate is not paid when due, any Financial Indebtedness of any member of the Group or any Unconsolidated Affiliate is declared to be or otherwise becomes due and payable prior to its specified maturity by reason of a default, event of default or termination event (however described), any commitment for any Financial Indebtedness of any member of the Group or any Unconsolidated Affiliate is cancelled or suspended by a creditor of any such member of the Group or such Unconsolidated Affiliate by reason of a default, event of default or termination event (however described) or any creditor of any member of the Group or any Unconsolidated Affiliate becomes entitled to declare any Financial Indebtedness of any such member of the Group or such Unconsolidated Affiliate due and payable prior to its specified maturity by reason of a default, event of default or termination event (however described), PROVIDED THAT

         20.6.1 it shall not constitute an Event of Default if the aggregate amount (or its equivalent in euro) of all such Financial Indebtedness is less than EUR 15,000,000; and

         20.6.2 (if any creditor of any member of the Group or any Unconsolidated Affiliate becomes entitled to declare any Financial Indebtedness of any such member of the Group or such Unconsolidated Affiliate due and payable prior to its specified maturity by reason of a default, event of default or termination event (however described)), the same shall not constitute an Event of Default until the expiry of 30 days after the first date on which such entitlement arose PROVIDED THAT such entitlement did not arise as a result of such member of the Group's or such Unconsolidated Affiliate's failure to pay any Financial Indebtedness when due and PROVIDED FURTHER THAT, for the avoidance of doubt, this Clause 20.6.2 is subject to and without prejudice to the preceding provisions of this

                  Clause 20.6 in relation to the occurrence of an Event of Default if the relevant Financial Indebtedness (which the relevant creditor has become entitled to declare due and payable prior to its specified maturity by reason of a default, event of default or termination event (however described)) is declared to be or otherwise becomes due and payable prior to its specified maturity by reason of a default, event of default or termination event (however described) during such 30 day period.

20.7     INSOLVENCY AND RESCHEDULING
         Any member of the Group or any Unconsolidated Affiliate (the total assets of which, when aggregated with the total assets of any other member of the Group or Unconsolidated Affiliate to which this Clause applies, exceed 5% of Total Assets (as defined in Clause 18.2 (Financial Definitions)) of the Guarantor (on a consolidated basis) is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors.

20.8     WINDING-UP
         Any member of the Group or any Unconsolidated Affiliate (the total assets of which, when aggregated with the total assets of any other member of the Group or Unconsolidated Affiliate to which this Clause applies, exceed 5% of Total Assets (as defined in Clause 18.2 (Financial Definitions)) of the Guarantor (on a consolidated basis) takes any corporate action or other steps are taken or legal proceedings are started (which are not frivolous or vexatious) for its winding-up, dissolution, liquidation, administration or re-organisation (whether by way of voluntary arrangement, scheme of arrangement or otherwise except for any such action taken for the purposes of a reconstruction or amalgamation whilst solvent on terms previously approved by the Agent, such approval not to be unreasonably withheld or delayed in the case of a member of the Group which is not an Obligor) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets.

20.9     EXECUTION OR DISTRESS
         Any execution or distress is levied against (and is not discharged or paid out within 10 days), or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any member of the Group or any event occurs which under the laws of any jurisdiction has a similar or analogous effect in each case PROVIDED THAT it shall not be an Event of Default under this Clause unless the aggregate amount of assets which are the subject of any such action as aforesaid exceeds EUR 30,000,000 or its equivalent.

20.10    FAILURE TO COMPLY WITH FINAL JUDGMENT
         Any member of the Group fails to comply with or pay any sum due from it under, any final judgment or any final order made or given by any court of competent jurisdiction PROVIDED THAT it shall not be an Event of Default under this Clause unless the aggregate of all such sums exceeds EUR 30,000,000 or its equivalent.


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20.11    GOVERNMENTAL INTERVENTION
         By or under the authority of any government, (a) the management of any member of the Group or any Unconsolidated Affiliate (the total assets of which, when aggregated with the total assets of any other member of the Group or any Unconsolidated Affiliate to which this Clause applies, exceed 5% of Total Assets (as defined in Clause 18.2 (Financial Definitions)) of the Guarantor (on a consolidated basis) is wholly or partially displaced or the authority of any such member of the Group or any such Unconsolidated Affiliate in the conduct of its business is wholly or partially curtailed or (b) all or a majority of the issued shares of any such member of the Group or any such Unconsolidated Affiliate or the whole or any part (the book value of which is twenty per cent. or more of the book value of the whole) of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired.

20.12    OWNERSHIP OF THE BORROWERS
         Any Borrower ceases to be (directly or indirectly) a wholly-owned subsidiary of the Guarantor PROVIDED THAT with the prior consent of an Instructing Group, any change in the ownership of a Borrower shall be permitted to the extent that such change (i) does not result in a Change of Control and (ii) is not likely (in the opinion of an Instructing Group) to adversely affect any Obligor's ability to comply with its obligations under any of the Facility Documents.

20.13    STATUS OF THE GUARANTOR
         The Guarantor ceases to be a REIT.

20.14    THE GROUP'S BUSINESS
         Save with the consent of an Instructing Group, the Group taken as a whole ceases to carry on or changes a material part of, the business (other than the Refrigerated Warehouse Business) it carries on at the date hereof or enters into any unrelated business which results in any material change to the nature of such business (save that the cessation of the Refrigerated Warehouse Business shall not be an Event of Default).

20.15    REPUDIATION
         An Obligor repudiates any Facility Document or does or causes to be done any act or thing evidencing an intention to repudiate any Facility Document.

20.16    ILLEGALITY
         At any time it is or becomes unlawful for an Obligor to perform or comply with any or all of its material obligations hereunder or any of the material obligations of an Obligor hereunder are not or cease to be legal, valid, binding and enforceable (where for this purpose the guarantee of the Guarantor contained in this Agreement is, for the avoidance of doubt, material).

20.17    QUALIFICATION TO FINANCIAL STATEMENTS
         The external auditors of the Group make a qualification in their audit opinion in relation to the consolidated financial statements of the Group required to be delivered pursuant to Clause 17.1 (Guarantor's Annual Statements) which, in the reasonable opinion of an Instructing Group, is reasonably likely to have a Material Adverse Effect.


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20.18    MATERIAL ADVERSE CHANGE
         Any event or circumstance occurs which an Instructing Group reasonably believes is reasonably likely to have a Material Adverse Effect.

20.19    ACCELERATION AND CANCELLATION
         Upon the occurrence of an Event of Default and at any time thereafter whilst it is continuing, the Agent may (and, if so instructed by an Instructing Group, shall) by notice to the Borrowers:

         20.19.1 declare all or any part of the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrowers hereunder) or declare all or any part of the Advances to be due and payable on demand of the Agent; and/or

         20.19.2 require each Borrower which has requested a Letter of Credit to procure that the liabilities of each of the Banks and the L/C Issuing Bank under each Letter of Credit are promptly reduced to zero and/or provide Cash Collateral for each Letter of Credit in an amount specified by the Agent (such amount not to exceed the maximum actual and contingent liability of the L/C Issuing Bank in relation to such Letter of Credit) and in the currency of such Letter of Credit (whereupon such Borrower shall do so); and/or

         20.19.3 declare that the Facility shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Bank shall be reduced to zero.

20.20    ADVANCES DUE ON DEMAND
         If, pursuant to Clause 20.19 (Acceleration and Cancellation), the Agent declares all or any part of the Advances to be due and payable on demand of the Agent, then, and at any time thereafter whilst an Event of Default is continuing, the Agent may (and, if so instructed by an Instructing Group, shall) by notice to the Borrowers:

         20.20.1 require repayment of all or such part of the Advances and any other payment due hereunder on such date as it may specify in such notice (whereupon the same shall become due and payable on the date specified together with accrued interest thereon and any other sums then owed by the Borrowers hereunder) or withdraw its declaration with effect from such date as it may specify; and

         20.20.2 declare that the Facility shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Bank reduced to zero.

20.21    LENGTH OF TERMS
         If, pursuant to Clause 20.19 (Acceleration and Cancellation), the Agent declares the Advances to be due and payable on demand of the Agent, the Term in respect of any such


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

         Advance shall, if the Agent subsequently demands payment before the scheduled Repayment Date in respect of such Advance, be deemed (except for the purposes of Clause 24.4 (Break Costs) to be of such length that it ends on the date that such demand is made.


21.      GUARANTEE AND INDEMNITY

21.1     GUARANTEE
         The Guarantor irrevocably and unconditionally guarantees to each Finance Party the due and punctual observance and performance of all the terms, conditions and covenants on the part of each Borrower contained in the Facility Documents and agrees to pay from time to time on demand any and every sum or sums of money which each such Borrower is at any time liable to pay to any Finance Party under or pursuant to the Facility Documents and which has become due and payable but has not been paid at the time such demand is made.

21.2     INDEMNITY
         The Guarantor irrevocably and unconditionally agrees as a primary obligation to indemnify each Finance Party from time to time on demand from and against any loss incurred by any Finance Party as a result of any of the obligations the Borrowers (or any of them) under or pursuant to the Facility Documents being or becoming void, voidable, unenforceable or ineffective as against the Borrowers (or any of them) for any reason whatsoever, whether or not known to any Finance Party or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from the Borrowers (or any of them).

21.3     ADDITIONAL SECURITY
         The obligations of the Guarantor herein contained shall be in addition to and independent of every other security (if any) which any Finance Party may at any time hold in respect of any of the Obligors' obligations under the Facility Documents.

21.4     CONTINUING OBLIGATIONS
         The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of Borrowers (or any of them) under the Facility Documents and shall continue in full force and effect until final payment in full of all amounts owing by the Borrowers (or any of them) under the Facility Documents and total satisfaction of all the Borrowers' actual and contingent obligations thereunder.

21.5     OBLIGATIONS NOT DISCHARGED
         Neither the obligations of the Guarantor herein contained nor the rights, powers and remedies conferred in respect of the Guarantor upon any Finance Party by this Agreement or by law shall be discharged, impaired or otherwise affected by:

         21.5.1 the bankruptcy, insolvency, winding-up, dissolution, liquidation, administration


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

                  or re-organisation of any Borrower or any other person or any change in its status, function, control or ownership;

         21.5.2 any of the obligations of any Borrower or any other person under the Facility Documents or under any other security taken in respect of any of its obligations under the Facility Documents being or becoming illegal, invalid, unenforceable or ineffective in any respect;

         21.5.3 time or other indulgence being granted or agreed to be granted to any Borrower in respect of its obligations under the Facility Documents or under any such other security;

         21.5.4 any amendment to, or any variation, waiver or release of, any obligation of any Borrower under the Facility Documents or under any such other security;

         21.5.5 any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any Borrower's obligations under the Facility Documents;

         21.5.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any Borrower's obligations under the Facility Documents; or

         21.5.7 any other act, event or omission which, but for this Clause 21.5, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor herein contained in the Facility Documents or any of the rights, powers or remedies conferred upon any of the Finance Parties by the Facility Documents or by law.

21.6     SETTLEMENT CONDITIONAL
         Any settlement or discharge between the Guarantor and any of the Finance Parties shall be conditional upon no security or payment to any Finance Party by an Obligor or any other person on behalf of an Obligor being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, each Finance Party shall be entitled to recover the value or amount of such security or payment from the Guarantor subsequently as if such settlement or discharge had not occurred.

21.7     EXERCISE OF RIGHTS
         No Finance Party shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of the Guarantor by this Agreement or by law to:

         21.7.1 take any action or obtain judgment in any court against any Borrower;

         21.7.2 make or file any claim or proof in a winding-up or dissolution of any Borrower; or


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

         21.7.3 enforce or seek to enforce any other security taken in respect of any of the obligations of any Borrower hereunder.

21.8     DEFERRAL OF GUARANTOR'S RIGHTS
         The Guarantor agrees that, so long as any amounts are or may be owed by any Borrower hereunder or any Borrower is under any actual or contingent obligations under the Facility Documents, the Guarantor shall not exercise any rights which the Guarantor may at any time have by reason of performance by it of its obligations under the Facility Documents to:

         21.8.1   be indemnified by the Borrowers; and/or

         21.8.2 claim any contribution from any other guarantor of any Borrower's obligations under the Facility Documents; and/or

         21.8.3 take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Facility Documents or of any other security taken pursuant to, or in connection with, the Facility Documents by all or any of the Finance Parties.

21.9     SUSPENSE ACCOUNTS
         All moneys received, recovered or realised by a Bank by virtue of Clause 21.1 (Guarantee) or Clause 21.2 (Indemnity) may, in that Bank's discretion, be credited to an interest bearing suspense or impersonal account and may be held in such account for such reasonable time as the Bank thinks fit pending the application from time to time (as such Bank may think fit) of such moneys in or towards the payment and discharge of any amounts owing by an Obligor to such Bank under the Facility Documents.


22.      COMMITMENT COMMISSION AND FEES

22.1     COMMITMENT COMMISSION
         The Guarantor shall pay to the Agent for account of each Bank a commitment commission on the amount of such Bank's Available Commitment from day to day during the period beginning on the date hereof and ending on the Final Maturity Date (or, if the Banks have granted an extension to the Facility pursuant to Clause 10.8 (Extension), the Extended Maturity Date), such commitment commission to be calculated at the rate per annum which is 50 per cent. of the Applicable Margin and payable in arrear on the last day of each successive period of three months which ends during such period and on the Final Maturity Date (or, if the Banks have granted an extension to the Facility pursuant to Clause 10.8 (Extension), the Extended Maturity Date).

22.2     ARRANGEMENT FEE
         The Guarantor shall pay to the Arrangers the fees specified in the letter of even date herewith from the Arrangers to the Guarantor at the times, and in the amounts, specified in such letter.


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22.3     AGENCY FEE
         The Guarantor shall pay to the Agent for its own account the agency fees specified in the letter of even date herewith from the Agent to the Guarantor at the times, and in the amounts, specified in such letter.


23.      COSTS AND EXPENSES

23.1     TRANSACTION EXPENSES
         The Guarantor shall, from time to time within 30 days of demand of the Agent, reimburse each of the Agent and each of the Arrangers for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of this Agreement, any other document referred to in this Agreement and the completion of the transactions herein contemplated.

23.2     PRESERVATION AND ENFORCEMENT OF RIGHTS
         The Guarantor shall, from time to time within 7 days of demand of the Agent, reimburse the Finance Parties for all costs and expenses (including legal fees) on a full indemnity basis together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties under this Agreement and any other document referred to in this Agreement (including, without limitation, any costs and expenses relating to any investigation (with reasonable cause) as to whether or not an Event of Default might have occurred or any steps necessary or desirable in connection with any proposal for remedying or otherwise resolving an Event of Default or Potential Event of Default).

23.3     STAMP TAXES
         The Guarantor shall pay all stamp, registration and other taxes to which this Agreement, any other document referred to in this Agreement or any judgment given in connection therewith is or at any time may be subject and shall, within 21 days of written demand of the Agent, indemnify the Finance Parties against any reasonable liabilities, costs, claims and expenses resulting directly from any failure to pay or any delay in paying any such tax.

23.4     COSTS
         If an Obligor requests any amendment, waiver or consent then the Guarantor shall, within 30 days of demand by the Agent, reimburse the Finance Parties for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred by such person in responding to or complying with such request.

23.5     BANKS' LIABILITIES FOR COSTS
         If the Guarantor fails to perform any of its obligations under this Clause 23, each Bank shall, in its Proportion, indemnify each of the Agent and the Arrangers against any loss incurred by any of them as a result of such failure.


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24.      DEFAULT INTEREST AND BREAK COSTS

24.1     DEFAULT INTEREST PERIODS
         If any sum due and payable by an Obligor hereunder is not paid on the due date therefor in accordance with Clause 27 (Payments) or if any sum due and payable by an Obligor under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 24) be selected by the Agent.

24.2     DEFAULT INTEREST
         Each Finance Party's portion of an Unpaid Sum shall bear interest during each Term in respect thereof at the rate per annum which is 1.5 per cent. per annum above the percentage rate which would apply to an Advance in the amount and currency of such Unpaid Sum and for the same Term (but assuming for this purpose that "EURIBOR" shall be replaced by a reference to the rate per annum, as notified by such Finance Party to the Agent, which represents the cost to such Finance Party of funding from whatever sources it may select its portion of such Unpaid Sum during such Term), PROVIDED THAT if such Unpaid Sum relates to an Advance which became due and payable on a day other than the last day of the Term thereof:

         24.2.1 the first such Term applicable to such Unpaid Sum shall be of a duration equal to the unexpired portion of the current Term relating to that Advance; and

         24.2.2 the percentage rate of interest applicable thereto from time to time during such period shall be that which exceeds by 1.5 per cent. the rate which would have been applicable to it had it not so fallen due save that the Applicable Margin shall be, or be deemed to be, the highest rate specified in the definition thereof.

24.3     PAYMENT OF DEFAULT INTEREST
         Any interest which shall have accrued under Clause 24.2 (Default Interest) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such Unpaid Sum on the last day of its Term or on such other dates as the Agent may specify by notice to such Obligor.

24.4     BREAK COSTS
         If any Bank or the Agent on its behalf receives or recovers all or any part of an Advance or Unpaid Sum otherwise than on the last day of the Term thereof, the Borrowers shall pay to the Agent on demand for account of such Bank an amount equal to the amount (if any) by which
         (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of the Term thereof (excluding any element of interest representing the Applicable Margin) exceeds (b) the amount of interest


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         which in the opinion of the Agent would have been payable to the Agent on the last day of the Term thereof in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in Amsterdam (or, in the case of amounts denominated in an Optional Currency, London) for a period starting on the first Business Day following the date of such receipt or recovery and ending on the last day of the Term thereof.


25.      GUARANTOR'S INDEMNITIES

25.1     GUARANTOR'S INDEMNITY
         The Guarantor undertakes to indemnify:

         25.1.1 each Finance Party against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, whether or not reasonably foreseeable, which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Facility Documents;

         25.1.2 the Agent against any reasonable cost or loss it may suffer or incur as a result of its entering into, or performing, any foreign exchange contract for the purposes of Clause 27 (Payments);

         25.1.3 each Bank against any reasonable cost or loss it may suffer under Clause 23.5 (Banks' Liabilities for Costs) or Clause
                  30.5 (Indemnification);

         25.1.4 each Bank or the L/C Issuing Bank against any reasonable cost or loss it may suffer or incur as a result of either:

                  (a) its funding or making arrangements to fund its portion of an Advance requested by any Borrower hereunder but not made; or

                  (b) its issuing or making arrangements to issue a Letter of Credit requested by any Borrower hereunder but not issued,

                           by reason of the operation of any one or more of the provisions hereof; and

         25.1.5 each Bank against any reasonable loss it may suffer or incur as a result of its funding its portion of any Advance which is denominated in euro or sterling by reason of Clause 3.3 (Conditions for Drawing in an Optional Currency).

25.2     CURRENCY INDEMNITY
         If any sum (a "SUM") due from an Obligor under this Agreement or any order, judgment given or made in relation hereto has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:


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         25.2.1   making or filing a claim or proof against such Obligor;

         25.2.2   obtaining an order, judgment in any court or other tribunal;
                  or

         25.2.3 enforcing any order, judgment given or made in relation hereto,

         the Guarantor shall indemnify each person to whom such Sum is due from and against any reasonable loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and
         (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.


26.      CURRENCY OF ACCOUNT AND PAYMENT

26.1     CURRENCY OF ACCOUNT
         The euro is the currency of account and payment for each and every sum at any time due from an Obligor hereunder, PROVIDED THAT:

         26.1.1 each repayment of an Advance or Unpaid Sum or a part thereof shall be made in the currency in which such Advance or Unpaid Sum is denominated at the time of that repayment;

         26.1.2 each payment in respect of a Letter of Credit (including any Cash Collateral in respect of a Letter of Credit) shall be made in the currency in which such Letter of Credit is denominated;

         26.1.3 each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

         26.1.4 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

         26.1.5   each payment pursuant to Clause 11.2 (Tax Indemnity) or Clause
                  13.1 (Increased Costs) shall be made in the currency specified by the party claiming thereunder; and

         26.1.6 any amount expressed to be payable in a currency other than euros shall be paid in that other currency.

         If, after the date of this Agreement, a member state becomes a Subsequent Participant, all obligations under this Agreement (including any obligation in respect of any Bank's Available Commitment) to make a payment in its national currency unit shall be



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         redenominated into euro on the date on which it becomes a Subsequent
         Participant (but otherwise in accordance with EMU Legislation).

27.      PAYMENTS

27.1     PAYMENTS TO THE AGENT
         On each date on which this Agreement requires an amount to be paid by an Obligor or a Bank, such Obligor or, as the case may be, such Bank shall make the same available to the Agent:

         27.1.1 (in relation to any amount other than an amount denominated in euro) for value on the due date at such time and in such funds and to such account with such bank as the Agent shall specify from time to time; and

         27.1.2 (in relation to euro) in immediately available, freely transferable, cleared funds to a bank account nominated by the Agent for this purpose from time to time.

27.2     PAYMENTS BY THE AGENT
         Save as otherwise provided herein, each payment received by the Agent pursuant to Clause 27.1 (Payments to the Agent) shall:

         27.2.1 in the case of a payment received for the account of any Borrower, be made available by the Agent to such Borrower by application:

                  (a) first, in or towards payment (on the date, and in the currency and funds, of receipt) of any amount then due from such Borrower hereunder to the person from whom the amount was so received or in or towards the purchase of any amount of any currency to be so applied; and

                  (b) secondly, in or towards payment (on the date, and in the currency and funds, of receipt) to such account with such bank in the principal financial centre of the country of the currency of such payment as such Borrower shall have previously notified to the Agent for this purpose; and

         27.2.2 in the case of any other payment, be made available by the Agent to the person entitled to receive such payment in accordance with this Agreement (in the case of a Bank, for the account of the Facility Office) for value the same day by transfer to such account of such person with such bank in the principal financial centre of the country of the currency of such payment as such person shall have previously notified to the Agent.

27.3     PAYMENTS BY THE AGENT TO THE BANKS
         Any amount payable by the Agent to the Banks under this Agreement in the currency of a Participating Member State shall be paid in the euro unit.


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27.4     NO SET-OFF
         Subject only to Clause 27.2 (Payments by the Agent), all payments required to be made by an Obligor hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

27.5     CLAWBACK
         Where a sum is to be paid hereunder to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any reasonable cost or loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

27.6     PARTIAL PAYMENTS
         If and whenever a payment is made by an Obligor hereunder the Agent may apply the amount received towards the obligations of the Obligors under this Agreement in the following order:

         27.6.1 FIRST, in or towards payment of any unpaid costs and expenses of each of the Agent and the Arrangers;

         27.6.2 SECONDLY, in or towards payment pro rata to the amounts owed to each of the Banks and the L/C Issuing Bank of any fee payable to any Bank or the L/C Issuing Bank hereunder due but unpaid;

         27.6.3 THIRDLY, in or towards payment of any demand made by the L/C Issuing Bank in respect of a payment made or to be made by it under a Letter of Credit due but unpaid;

         27.6.4 FOURTHLY, in or towards payment pro rata to the amounts owed to each of the Banks of any accrued interest and letter of credit commission due but unpaid;

         27.6.5 FIFTHLY, in or towards payment pro rata to the amounts owed to each of the Banks of any principal due but unpaid; and

         27.6.6 SIXTHLY, in or towards payment pro rata to the amounts owed to each of the Banks of any other sum due but unpaid.

27.7     VARIATION OF PARTIAL PAYMENTS
         The order of payments set out in Clause 27.6 (Partial Payments) shall override any


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         appropriation made by the Obligor to which the partial payment relates but the order set out in sub-clauses 27.6.2, 27.6.3, 27.6.4 and 27.6.5 of Clause 27.6 (Partial Payments) may be varied if agreed by all the Banks.


28.      SET-OFF

28.1     CONTRACTUAL SET-OFF
         Each Obligor authorises each Bank and the L/C Issuing Bank, after the occurrence of an Event of Default which is continuing, to apply any credit balance to which such Obligor is entitled on any account of such Obligor with such Bank or the L/C Issuing Bank in satisfaction of any sum due and payable from such Obligor to such Bank or the L/C Issuing Bank hereunder but unpaid. For this purpose, each Bank and the L/C Issuing Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

28.2     SET-OFF NOT MANDATORY
         None of the Banks or the L/C Issuing Bank shall be obliged to exercise any right given to it by Clause 28.1 (Contractual Set-off).


29.      SHARING

29.1     PAYMENTS TO BANKS
         If a Bank (a "RECOVERING BANK") applies any receipt or recovery from an Obligor to a payment due under this Agreement and such amount is received or recovered other than in accordance with Clause 27 (Payments), then such Recovering Bank shall:

         29.1.1   notify the Agent of such receipt or recovery;

         29.1.2 at the request of the Agent, promptly pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by such Recovering Bank as its share of any payment to be made in accordance with Clause 27.6 (Partial Payments).

29.2     REDISTRIBUTION OF PAYMENTS
         The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Bank) in accordance with Clause 27.6 (Partial Payments).

29.3     RECOVERING BANK'S RIGHTS
         The Recovering Bank will be subrogated into the rights of the parties which have shared in a redistribution pursuant to Clause 29.2 (Redistribution of Payments) in respect of the Sharing Payment (and the relevant Obligor shall be liable to the Recovering Bank in an amount equal to the Sharing Payment).


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

29.4     REPAYABLE RECOVERIES
         If any part of the Sharing Payment received or recovered by a Recovering Bank becomes repayable and is repaid by such Recovering Bank, then:

         29.4.1 each party which has received a share of such Sharing Payment pursuant to Clause 29.2 (Redistribution of Payments) shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank an amount equal to its share of such Sharing Payment; and

         29.4.2 such Recovering Bank's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing party for the amount so reimbursed.

29.5     EXCEPTION
         This Clause 29 shall not apply if the Recovering Bank would not, after making any payment pursuant hereto, have a valid and enforceable claim against the relevant Obligor

29.6     RECOVERIES THROUGH LEGAL PROCEEDINGS
         If any Bank intends to commence any action in any court it shall give prior notice to the Agent and the other Banks. If any Bank shall commence any action in any court to enforce its rights hereunder and, as a result thereof or in connection therewith, receives any amount, then such Bank shall not be required to share any portion of such amount with any Bank which has the legal right to, but does not, join in such action or commence and diligently prosecute a separate action to enforce its rights in another court.


30.      THE AGENT, THE ARRANGERS, THE BANKS AND THE L/C ISSUING BANK

30.1     APPOINTMENT OF THE AGENT
         Each of the Arrangers, the Banks and the L/C Issuing Bank hereby appoints the Agent to act as its agent in connection with the Facility Documents and authorises the Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

30.2     AGENT'S DISCRETIONS
         The Agent may:

         30.2.1 assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party to the Facility Documents, that (a) any representation made or deemed to be made by an Obligor in connection with the Facility Documents is true, (b) no Event of Default or Potential Event of Default has occurred, (c) no Obligor is in breach of or default under its obligations under the Facility Documents and
                  (d) any right, power, authority or discretion vested therein upon an Instructing Group, the Banks,


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

                  the L/C Issuing Bank or any other person or group of persons has not been exercised;

         30.2.2 assume that the Facility Office of each Bank is that notified to it by such Bank in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

         30.2.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

         30.2.4 rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of such Obligor;

         30.2.5 rely upon any communication or document believed by it to be genuine;

         30.2.6 refrain from exercising any right, power or discretion vested in it as agent under the Facility Documents unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

         30.2.7 refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with the Facility Documents until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

30.3     AGENT'S OBLIGATIONS
         The Agent shall:

         30.3.1 promptly inform each Bank and, where appropriate, the L/C Issuing Bank of the contents of any notice or document received by it in its capacity as Agent from an Obligor under the Facility Documents;

         30.3.2 promptly notify each Bank and, where appropriate, the L/C Issuing Bank of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under the Facility Documents of which the Agent has notice from any other party to the Facility Documents;

         30.3.3 save as otherwise provided herein, act as agent under the Facility Documents in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arrangers, the L/C Issuing Bank and the Banks; and


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

         30.3.4 if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent under the Facility Documents.

         The Agent's duties under the Facility Documents are solely mechanical and administrative in nature.

30.4     EXCLUDED OBLIGATIONS
         Notwithstanding anything to the contrary expressed or implied in the Facility Documents, neither the Agent nor any of the Arrangers shall:

         30.4.1 be bound to enquire as to (a) whether or not any representation made or deemed to be made by an Obligor in connection with the Facility Documents is true, (b) the occurrence or otherwise of any Event of Default or Potential Event of Default, (c) the performance by an Obligor of its obligations under the Facility Documents or (d) any breach of or default by an Obligor of or under its obligations under the Facility Documents;

         30.4.2 be bound to account to any Bank or the L/C Issuing Bank for any sum or the profit element of any sum received by it for its own account;

         30.4.3 be bound to disclose to any other person any information relating to any member of the Group or any Unconsolidated Affiliate if (a) such person, on providing such information expressly stated to the Agent or, as the case may be, the Arrangers, that such information was confidential or (b) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any person;

         30.4.4 be under any obligations other than those for which express provision is made in the Facility Documents; or

         30.4.5 be or be deemed to be a fiduciary for any other party to the Facility Documents.

30.5     INDEMNIFICATION
         Each Bank shall, in its Proportion, from time to time on demand by the Agent, indemnify the Agent, against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent under the Facility Documents (other than any which have been reimbursed by the Guarantors pursuant to Clause 25.1 (Guarantor's Indemnity)).

30.6     EXCLUSION OF LIABILITIES
         Except in the case of gross negligence or wilful default, none of the Agent and the Arrangers accepts any responsibility:

         30.6.1 for the adequacy, accuracy and/or completeness of the Information

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

                  Memorandum or any other information supplied by the Agent or the Arrangers, by any member of the Group or any Unconsolidated Affiliate or by any other person in connection with the Facility Documents, the transactions contemplated in the Facility Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Facility Documents;

         30.6.2 for the legality, validity, effectiveness, adequacy or enforceability of any of the Facility Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Facility Documents; or

         30.6.3 for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with the Facility Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Facility Documents.

         Accordingly, none of the Agent and the Arrangers shall be under any liability in respect of such matters, save in the case of gross negligence or wilful misconduct.

30.7     NO ACTIONS
         Each of the Banks and the L/C Issuing Bank agrees that it will not assert or seek to assert against any director, officer or employee of the Agent or any Arranger any claim it might have against any of them in respect of the matters referred to in Clause 30.6 (Exclusion of Liabilities).

30.8     BUSINESS WITH THE GROUP
         The Agent and each of the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

30.9     RESIGNATION
         The Agent may not resign its appointment under the Facility Documents.

30.10    REMOVAL OF AGENT
         An Instructing Group may remove the Agent from its role as agent under the Facility Documents by giving notice to that effect to each of the other parties hereto. Such removal shall take effect only when a successor to the Agent is appointed in accordance with the terms hereof.

30.11    SUCCESSOR AGENT
         If the Agent is removed pursuant to Clause 30.10 (Removal of Agent), then any reputable and experienced bank or other financial institution may be appointed as a successor to the Agent by an Instructing Group (after consultation with the Guarantor) before such removal takes effect. Such removal shall not take effect until an Instructing Group has received in form and substance satisfactory to it such documents, legal opinions and other evidence it requires in order to be satisfied that the interests of the Banks under the Facility Documents are not thereby prejudiced.


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30.12    RIGHTS AND OBLIGATIONS
         If a successor to the Agent is appointed under the provisions of Clause
         30.11 (Successor Agent), then (a) the departing Agent shall be discharged from any further obligations under the Facility Documents but shall remain entitled to the benefit of the provisions of this Clause 30 and (b) its successor and each of the other parties to the Facility Documents shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party to the Facility Documents.

30.13    OWN RESPONSIBILITY
         It is understood and agreed by each Bank and the L/C Issuing Bank that at all times it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with the Facility Documents including, but not limited to:

         30.13.1 the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group and each Unconsolidated Affiliate;

         30.13.2 the legality, validity, effectiveness, adequacy and enforceability of the Facility Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Facility Documents;

         30.13.3 whether such Bank has recourse, and the nature and extent of that recourse, against an Obligor or any other person or any of their respective assets under or in connection with the Facility Documents, the transactions contemplated in the Facility Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Facility Documents; and

         30.13.4 the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent or the Arrangers, an Obligor, or by any other person in connection with the Facility Documents, the transactions contemplated therein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Facility Documents.

         Accordingly, each Bank and the L/C Issuing Bank acknowledges to the Agent and the Arrangers that it has not relied on and will not hereafter rely on the Agent and the Arrangers or any of them in respect of any of these matters.

30.14    BANK'S MANDATORY COST DETAILS
         Each Bank will supply the Agent with such information and in such detail as the Agent may require in order to calculate the Mandatory Costs Rate in accordance with Schedule 10 (Mandatory Costs).



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30.15    AGENCY DIVISION SEPARATE
         In acting as agent under the Facility Documents for the Banks, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 30, any information received by some other division or department of the Agent may be treated as confidential and shall not be regarded as having been given to the Agent's agency division.


31.31.   THE BANKS AND THE L/C ISSUING BANK

31.1     BANK'S INDEMNITY
         If any Borrower fails to comply with its obligations under Clause 9.1 (Borrowers' Indemnity to L/C Issuing Bank) the Agent shall make demand on each Bank for its share of the relevant L/C Amount and, subject to Clause 31.2 (Direct Participation)), each Bank shall indemnify the L/C Issuing Bank for such Bank's L/C Proportion of each L/C Amount.

31.2     DIRECT PARTICIPATION
         If any Bank is not permitted (by its constitutional documents or any applicable law) to comply with Clause 31.1 (Bank's Indemnity) then such Bank will not be obliged to comply with Clause 31.1 (Bank's Indemnity) and shall instead be deemed to have taken, on the date such Letter of Credit is issued (or if later, on the date such L/C Participation is transferred or assigned to such Bank in accordance with the terms of this Agreement), an undivided interest and participation in such Letter of Credit in an amount equal to such Bank's L/C Proportion of such Letter of Credit. On receipt of a demand made by the Agent in accordance with Clause 31.1 (Bank's Indemnity), each such Bank shall pay to the Agent (for the account of the L/C Issuing Bank) its L/C Proportion of any L/C Amount.

31.3     OBLIGATIONS NOT DISCHARGED
         Neither the obligations of each Bank in this Clause 31 nor the rights, powers and remedies conferred upon the L/C Issuing Bank by this Agreement or by law shall be discharged, impaired or otherwise affected by:

         31.3.1 the winding-up, dissolution, administration or re-organisation of the L/C Issuing Bank, any Obligor or any other person or any change in its status, function, control or ownership;

         31.3.2 any of the obligations of the L/C Issuing Bank, any Borrower or any other person under the Facility Documents, under a Letter of Credit or under any other security taken in respect of its obligations under the Facility Documents or under a Letter of Credit being or becoming illegal, invalid, unenforceable or ineffective in any respect;

         31.3.3 time or other indulgence being granted or agreed to be granted to the L/C Issuing Bank, any Borrower or any other person in respect of its obligations under the


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

                  Facility Documents, under a Letter of Credit or under any such other security;

         31.3.4 any amendment to, or any variation, waiver or release of, any obligation of the L/C Issuing Bank, any Borrower or any other person under the Facility Documents, under a Letter of Credit or under any such other security; and

         31.3.5 any other act, event or omission which, but for this Clause 31.3, might operate to discharge, impair or otherwise affect any of the obligations of each Bank herein contained or any of the rights, powers or remedies conferred upon the L/C Issuing Bank by this Agreement or by law.

         The obligations of each Bank herein contained shall be in addition to and independent of every other security which the L/C Issuing Bank may at any time hold in respect of any Letter of Credit.

31.4     SETTLEMENT CONDITIONAL
         Any settlement or discharge between a Bank and the L/C Issuing Bank shall be conditional upon no security or payment to any L/C Issuing Bank by a Bank or any other person on behalf of a Bank being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the L/C Issuing Bank shall be entitled to recover the value or amount of such security or payment from such Bank subsequently as if such settlement or discharge had not occurred.

31.5     EXERCISE OF RIGHTS
         The L/C Issuing Bank shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of any Bank by this Agreement or by law:

         31.5.1 to take any action or obtain judgment in any court against any Obligor;

         31.5.2 to make or file any claim or proof in a winding-up or dissolution of any Obligor; or

         31.5.3 to enforce or seek to enforce any other security taken in respect of any of the obligations of any Obligor under the Facility Documents.


32.      ASSIGNMENTS AND TRANSFERS

32.1     BINDING AGREEMENT
         This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and Transferees.

32.2     NO ASSIGNMENTS AND TRANSFERS BY THE OBLIGORS
         No Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.



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32.3     ASSIGNMENTS AND TRANSFERS BY BANKS
         Subject to obtaining the prior written consent of the Guarantor (not to be unreasonably withheld or delayed) and the L/C Issuing Bank (not to be unreasonably withheld or delayed having regard, inter alia, to the L/C Issuing Bank's internal policies and guidelines, commercial position and affairs at the relevant time), any Bank may, at any time, assign all or any of its rights and benefits under the Facility Documents or transfer in accordance with Clause 32.5 (Transfers by Banks) all or any of its rights, benefits and obligations hereunder to a bank or financial institution, PROVIDED THAT (a) the Guarantor's consent shall not be required if such assignment or transfer is to any subsidiary or holding company, or to any subsidiary of any holding company, of such Bank, (b) neither the Guarantor's nor the L/C Issuing Bank's consent shall be required if such assignment or transfer is to any other Bank and (c) if such assignment or transfer is of part only of such Bank's rights, benefits and/or obligations hereunder, such assignment or transfer is in a minimum amount of EUR 10,000,000 or the equivalent thereof.

32.4     ASSIGNMENTS BY BANKS
         If any Bank assigns all or any of its rights and benefits under the Facility Documents in accordance with Clause 32.3 (Assignments and Transfers by Banks), then, unless and until the assignee has delivered a notice to the Agent confirming in favour of the Agent, the Arrangers, the L/C Issuing Bank and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Agent, the Arrangers, the L/C Issuing Bank and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

32.5     TRANSFERS BY BANKS
         If any Bank wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 32.3 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to the Agent of a duly completed Transfer Certificate executed by such Bank and the relevant Transferee in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

         32.5.1 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer by novation its rights, benefits and obligations hereunder, each of the Obligors and such Bank shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 32.5 as "DISCHARGED RIGHTS AND OBLIGATIONS");

         32.5.2 each of the Obligors and the Transferee party thereto shall assume obligations


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                  towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor and such Transferee have assumed and/or acquired the same in place of such Obligor and such Bank;

         32.5.3 the Agent, the Arrangers, such Transferee, the L/C Issuing Bank and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Agent, the Arrangers, the L/C Issuing Bank and the relevant Bank shall each be released from further obligations to each other hereunder; and

         32.5.4   such Transferee shall become a party hereto as a "Bank".

32.6     ASSIGNMENT AND TRANSFER FEES
         On the date upon which an assignment takes effect pursuant to Clause
         32.5 (Assignments by Banks) or a transfer takes effect pursuant to Clause 32.6 (Transfers by Banks) the relevant assignee or Transferee shall pay to the Agent for its own account a fee of EUR 1,500 (but not, for the avoidance of doubt, any further fee solely in relation to such assignment or transfer).

32.7     DISCLOSURE OF INFORMATION
         Any Bank may disclose to any person:

         32.7.1 to (or through) whom such Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations hereunder;

         32.7.2 with (or through) whom such Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

         32.7.3 to whom information may be required to be disclosed by any applicable law,

         such information about any Obligor, the Group, any Unconsolidated Affiliate and the Facility Documents as such Bank shall consider appropriate (PROVIDED THAT (in the case of sub-clauses 32.7.1 and 32.7.2) such person enters into a confidentiality agreement in relation to such information on terms reasonably acceptable to such Bank).

32.8     NOTIFICATION
         On the last Business Day of each calendar month, the Agent shall notify the Guarantor and the Banks of any assignment or transfer completed during such calendar month pursuant to this Clause 32 (Assignments and Transfers).

32.9     LIMITATION
         If any Bank assigns or transfers all or any of its rights benefits and/or obligations


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         hereunder pursuant to this clause 32 no Obligor shall be obliged to make any additional payment to the relevant assignee or Transferee pursuant to Clause 11 (Taxes) or make any payment by way of indemnification under Clause 13 (Increased Costs) in excess of the additional payment it would have been required to make pursuant to Clause 11 (Taxes) or in excess of the amount it would have been obliged to pay by way of indemnification under Clause 13 (Increased Costs) in the absence of such assignment or transfer.


33.      CALCULATIONS AND EVIDENCE OF DEBT

33.1     BASIS OF ACCRUAL
         Interest, letter of credit commission and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 360 days (or, in the case of any Advance or Letter of Credit denominated in sterling, 365 days or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed.

33.2     PROPORTIONATE REDUCTIONS
         Any repayment of an Advance denominated in an Optional Currency shall reduce the amount of such Advance by the amount of such Optional Currency repaid and shall reduce the Euro Amount of such Advance proportionately.

33.3     QUOTATIONS
         If on any occasion a Reference Bank or Bank fails to supply the Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Agent, PROVIDED THAT, in relation to determining EURIBOR or, as the case may be, LIBOR, this Clause 33.3 shall not apply if only one Reference Bank supplies a quotation.

33.4     EVIDENCE OF DEBT
         Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

33.5     CONTROL ACCOUNTS
         The Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount and the Euro Amount of any Advance or Unpaid Sum and the face amount and the Euro Amount of any Letter of Credit issued and each Bank's share therein, (b) the amount of all principal, interest and other sums due or to become due from an Obligor and each Bank's share therein and (c) the amount of any sum received or recovered by the Agent hereunder and each Bank's share therein.

33.6     PRIMA FACIE EVIDENCE
         In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 33.4 (Evidence of Debt) and Clause 33.5 (Control Accounts) shall be prima facie evidence in the absence of manifest error of the existence and amounts of the specified obligations of the Obligors.


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

33.7     ROUNDING AND OTHER CONSEQUENTIAL CHANGES

         33.7.1 Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to (a) the liabilities for indebtedness of any Obligor to the Banks under or pursuant to the Facility Documents or (b) the Bank's Commitments, any reference in the Facility Documents to a minimum amount (or an integral multiple thereof) in a national currency of a Subsequent Participant to be paid to or by the Agent shall, immediately upon it becoming a Subsequent Participant, be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Agent may specify.

         30.7.2 Save as expressly provided in this Clause 30.7, the Facility Documents shall be subject to such reasonable changes of construction as the Agent and the Borrowers may agree at the relevant time to be appropriate to reflect the adoption of the euro in any Participating Member State and any relevant market conventions or practices relating to the euro.

33.8     CERTIFICATES OF BANKS
         A certificate of a Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 11.1 (Tax Gross-up), (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 11.2 (Tax Indemnity) or Clause 13.1 (Increased Costs) or (c) the amount of any credit, relief, remission or repayment as is mentioned in Clause 12.3 (Tax Credit Payment) or Clause 12.4 (Tax Credit Clawback) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

33.9     AGENT'S CERTIFICATES
         A certificate of the Agent as to the amount at any time due from any Borrower hereunder or the amount which, but for any of the obligations of any Borrower hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from any Borrower hereunder shall, in the absence of manifest error, be conclusive for the purposes of Clause 21 (Guarantee and Indemnity).

33.10    LETTERS OF CREDIT
         A certificate of the L/C Issuing Bank as to the amount paid out by such L/C Issuing Bank in respect of any Letter of Credit shall, save for manifest error, be prima facie evidence of the payment of such amounts in any legal action or proceedings arising in connection therewith.

34.      ADDITIONAL BORROWERS

34.1     REQUEST FOR ADDITIONAL BORROWER
         The Guarantor may request that any of its Consolidated Affiliates having as its Relevant Jurisdiction a European country become an Additional Borrower by delivering to the Agent a Borrower Accession Memorandum duly executed by the Guarantor and such subsidiary, together with the documents and other evidence listed in Part B of Schedule 3 (Additional Conditions Precedent) in relation to such Consolidated Affiliate.

34.2     BORROWER CONDITIONS PRECEDENT
         A company, in respect of which the Guarantor has delivered a Borrower Accession Agreement to the Agent, shall become an Additional Borrower and assume all the rights, benefits and obligations of a Borrower as if it had been an Original Borrower on the date on which the Agent notifies the Guarantor that:

         34.2.1 each Bank gives its consent (not to be unreasonably withheld or delayed PROVIDED THAT it shall not be unreasonable if any Bank withholds or delays such consent as a result of application of taxation matters or its internal credit policies) to the request in respect of such Consolidated Affiliate; and

         34.2.2 the Agent has received, in form and substance satisfactory to it, all documents and other evidence listed in Part B of
                  Schedule 3 (Additional Conditions Precedent) in relation to such subsidiary,

         unless on such date an Event of Default or Potential Event of Default is continuing or would occur as a result of such Consolidated Affiliate becoming an Additional Borrower.

34.3     RESIGNATION OF A BORROWER
         If at any time a Borrower is under no actual or contingent obligation under or pursuant to any Facility Documents, the Guarantor may request that such Borrower shall cease to be a Borrower by delivering to the Agent a resignation notice. Such resignation notice shall be accepted by the Agent on the date on which it notifies the Guarantor that it is satisfied that such Borrower is under no actual or continent obligation under or pursuant to any Facility Document and such Borrower shall immediately cease to be a Borrower and shall have no further rights, benefits or obligations under the Facility Documents save for those which arose prior to such date.


35.      REMEDIES AND WAIVERS, PARTIAL INVALIDITY

35.1     REMEDIES AND WAIVERS
         No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

35.2     PARTIAL INVALIDITY
         If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.


36.      NOTICES

36.1     COMMUNICATIONS IN WRITING
         Each communication to be made hereunder shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

36.2     ADDRESSES
         Any communication or document to be made or delivered pursuant to this Agreement shall (unless the recipient of such communication or document has, by fifteen days' written notice to the Agent, specified another address or fax number) be made or delivered to the address or fax number:

         36.2.1 in the case of the Original Borrowers, the Guarantor and the Agent, identified with its name below; and

         36.2.2 in the case of each Bank or the L/C Issuing Bank, notified in writing to the Agent prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee);

         36.2.3 in the case of each Additional Borrower, in the relevant Borrower Accession Agreement,

         PROVIDED THAT (save in the case of a Bank with two Facility Offices) not more than one address may be specified by each party pursuant to this Clause 36.2 at any time.

36.3     DELIVERY
         Any communication or document to be made or delivered by one person to another pursuant to the Facility Documents shall:

         36.3.1 if by way of fax, be deemed to have been received when transmission has been completed; and

         36.3.2 if by way of letter, be deemed to have been delivered when left at the relevant address or,

         PROVIDED THAT any communication or document to be made or delivered to the Agent shall be effective only when received and then only if the same is expressly marked for the attention of the department or officer identified with the Agent's signature below (or such other department or officer as the Agent shall from time to time specify for this purpose).

36.4     NOTIFICATION OF CHANGES
         Promptly upon receipt of notification of a change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other parties hereto of such change.

36.5     ENGLISH LANGUAGE
         Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.


37.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.


38.      AMENDMENTS

38.1     AMENDMENTS
         If the Agent has the prior consent of an Instructing Group, the Agent and the Obligors may from time to time agree in writing to amend the Facility Documents or to waive, prospectively or retrospectively, any of the requirements of the Facility Documents and any amendments or waivers so agreed shall be binding on all the Finance Parties and the Obligors, PROVIDED THAT no such waiver or amendment shall subject any party hereto to any new or additional obligations without the consent of such party.

38.2     AMENDMENTS REQUIRING THE CONSENT OF ALL THE BANKS
         An amendment or waiver which relates to:

         38.2.1   Clause 29 (Sharing) or this Clause 38;

         38.2.2 reducing the proportion of any amount received or recovered in respect of any amount due from the Borrowers hereunder to which any Bank is entitled;

         38.2.3 a change in the principal amount of or currency of any Advance or Letter of Credit, or extending the term of the Facility or the Term of any Advance or Letter of Credit;

         38.2.4 a reduction in the Applicable Margin or the L/C Commission Rate or a change in the amount or currency of any payment of interest, fees or any other amount payable hereunder to any Finance Party or deferral of the date for payment thereof;

         38.2.5   Clause 18 (Financial Condition) or Clause 19.7 (Negative
                  Pledge);

         38.2.6 the conditions set out in sub-clause 3.4.4 of Clause 3.4 (Drawdown Conditions) if an Event of Default or Potential Event of Default which relates to a Repeated Representation, Clause 18.1 (Financial Condition) or Clause 19.7 (Negative Pledge) is continuing;

         38.2.7 the definition of Event of Default, Instructing Group or Potential Event of Default;

         38.2.8 any provision which contemplates the need for the consent or approval of all the Banks;or

         38.2.9 any release of the Guarantor from any of its obligations under Clause 21 (Guarantee and Indemnity),

         shall not be made without the prior consent of all the Banks.

38.3     EXCEPTIONS
         Notwithstanding any other provisions hereof, neither the Agent nor the L/C Issuing Bank shall be obliged to agree to any such amendment or waiver if the same would:

         38.3.1 (in respect of the Agent only) amend or waive this Clause 38, Clause 23 (Costs and Expenses) or Clause 30 (The Agent, the Arrangers, the Banks and the L/C Issuing Bank); or

         38.3.2 otherwise amend or waive any of the Agent's rights or the L/C Issuing Bank's rights hereunder or subject the Agent or the L/C Issuing Bank or the Arrangers to any additional obligations hereunder.


39.      GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, English law.


40.      JURISDICTION

40.1     ENGLISH COURTS

         Each of the parties hereto irrevocably agrees for the benefit of each of the Finance Parties that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out or in connection with this Agreement (respectively "PROCEEDINGS" and "DISPUTES") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

40.2     NEW YORK COURTS
         Each of the parties hereto irrevocably agrees that the courts of the State of New York and the courts of the United States of America, in each case sitting in the County of New York, shall have jurisdiction to hear and determine any Proceedings and to settle any Disputes and, for such purposes, irrevocably submits to the jurisdiction of such courts.

40.3     WAIVER OF JURY TRIAL
         Each of the parties hereto irrevocably waives, to the extent permitted by applicable law, trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement or the validity, protection, interpretation, or enforcement hereof.

40.4     CONVENIENT FORUM
         The parties agree that the courts of England and the courts of New York are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

40.5     NON-EXCLUSIVE JURISDICTION
         This Clause 40 is for the benefit of the Finance Parties only. As a result and notwithstanding Clause 40.1 (English Courts) and Clause 40.2 (New York Courts), it does not prevent any Finance Party from taking proceedings relating to a Dispute ("PROCEEDINGS") in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent Proceedings in any number of jurisdictions.

40.6     SERVICE OF PROCESS
         Each Obligor agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it:

         40.6.1 in the case of the Original Borrowers, on ProLogis Developments Limited at Kingspark House, 1 Monkspath Hall Road, Solihull, West Midlands B90 4FY, England, or, if different, its registered office;

         40.6.2 in the case of the Guarantor, on ProLogis Developments Limited at Kingspark House, 1 Monkspath Hall Road, Solihull, West Midlands B90 4FY, England, or, if different, its registered office; and

         40.6.3 in the case of each Additional Borrower, on the person and at the address specified in the relevant Borrower Accession Agreement.

         If the appointment of the person mentioned in this Clause 40.6 ceases to be effective, the relevant Obligor shall immediately appoint another person in England for service of process on its behalf in England. If an Obligor fails to do so (and such failure continues for a period of not less than fourteen days), the Agent shall be entitled to appoint such a person by notice to such Obligor. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Clause 40.6 applies to Proceedings in England and to Proceedings elsewhere.


AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1

                                    THE BANKS

BANK                                                 COMMITMENT (EUR)
ABN AMRO Bank N.V.                                   25,500,000
Societe Generale                                     25,500,000
Credit Local de France                               25,000,000
Fortis Bank (Nederland) N.V.                         25,000,000
AIB  International Finance                           18,000,000
Bank of America, N.A.                                18,000,000
Bankhaus Lobbecke & Co.                              18,000,000
Barclays Bank PLC                                    18,000,000
Credit Commercial de France                          18,000,000
Credit Communal de Belgique S.A.                     18,000,000
Credit Foncier de France                             18,000,000
Credit Lyonnais                                      18,000,000
Den Danske Bank Aktieselskab                         18,000,000
Dresdner Bank Luxembourg S.A.                        18,000,000
Landesbank Rheinland-Pfalz International S.A.        18,000,000
Vereins- und Westbank AG                             16,000,000
Banque Artesia Nederland N.V.                        10,000,000

                                   SCHEDULE 2

                          FORM OF TRANSFER CERTIFICATE

To:


                              TRANSFER CERTIFICATE


relating to the agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated 17 December 1999 whereby a EUR 325,000,000 multicurrency revolving credit facility was made available to PLD Europe Finance B.V. and PLD UK Finance B.V. as original borrowers under the guarantee of ProLogis Trust by a group of banks on whose behalf ABN AMRO Bank N.V. acted as agent in connection therewith.

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank and Transferee are defined in the schedule hereto.

2. The Bank (a) confirms that the details in the schedule hereto under the heading "BANK'S COMMITMENT", "LETTERS OF CREDIT" or "ADVANCE(S)" accurately summarises its Commitment and/or, as the case may be, its participation in, and the Term and Repayment Date of, one or more existing Advances or Letters of Credit and (b) requests the Transferee to accept and procure the transfer by novation to the Transferee of the portion specified in the schedule hereto of, as the case may be, its Commitment and/or its participation in such Advance(s) and/or Letters of Credit by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

3. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 31.6 (Transfers by Banks) of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Facility Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the

         Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any document relating thereto and assumes no responsibility for the financial condition of the Obligors or for the performance and observance by the Obligors of any of its obligations under the Facility Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Facility Agreement (or any document relating thereto) shall oblige the Bank to
         (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Agreement transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by an Obligor or any other party to the Facility Agreement (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in
         (a) or (b).

8. This Transfer Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English law.


                                  THE SCHEDULE

1.       Bank:

2.       Transferee:

3.       Transfer Date:

4.       Commitment:

                      Bank's Commitment Portion Transferred

5.       Advance(s):

         Amount of                      Term and
         Bank's Participation           Repayment Date    Portion Transferred

    6.   Letter(s) of Credit            Term and
         Bank's L/C Participation       Expiry Date       Portion Transferred

[Transferor Bank]                        [Transferee Bank]

By:                                      By:

Date:                                    Date:

                                   SCHEDULE 3

                                     PART A
                          INITIAL CONDITIONS PRECEDENT

1. In relation to each Original Borrower and the Guarantor (each an "ORIGINAL OBLIGOR")

         (a) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of such Original Obligor, of the constitutional documents of such Original Obligor;

         (b) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of such Original Obligor, of a board resolution of such Original Obligor approving the execution, delivery and performance of this Agreement and the terms and conditions hereof and authorising a named person or persons to sign this Agreement and any documents to be delivered by such Original Obligor pursuant hereto;

         (c) a certificate of an Authorised Signatory of such Original Obligor setting out the names and signatures of the persons authorised to sign, on behalf of such Original Obligor, this Agreement and any documents to be delivered by such Original Obligor pursuant hereto; and

         (d) a certificate of an Authorised Signatory of such Original Obligor confirming that utilisation of the Facility would not breach any restriction of its borrowing powers.

2. A copy, certified a true copy by or on behalf of each Original Borrower, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render this Agreement legal, valid, binding and enforceable, to make this Agreement admissible in evidence in each Original Obligor's Relevant Jurisdiction and to enable each of the Original Obligors to perform its obligations hereunder.

3. An opinion of the Banks' US Counsel satisfactory in form and substance to the Agent.

4. An opinion of the Banks' Netherlands Counsel satisfactory in form and substance to the Agent.

5. An opinion of Clifford Chance, solicitors to the Agent, in substantially the form distributed to the Banks prior to the signing of this Agreement.

6. Evidence that the fees, costs and expenses required to be paid by the Guarantor pursuant to Clause 22.2 (Arrangement Fee), Clause 22.3 (Agency Fee) and Clause 23.3 (Stamp Taxes) (if any) have been paid or (in relation to the fees referred to in Clause 22.2

         (Arrangement Fee) and Clause 22.3 (Agency Fee)) will be paid in accordance with the terms set out in the relevant fee letters relating thereto and evidence that the costs and expenses required to be paid by the Guarantor pursuant to Clause 23.1 (Transaction Expenses) have been or will be paid..

7. A copy, certified a true copy by an Authorised Signatory of each Original Obligor, of the Original Financial Statements of such Original Obligor.

8. Evidence that ProLogis Kingspark Developments Limited has agreed to act as the agent of the Original Obligors for the service of process in England.

9. Evidence, in form and substance satisfactory to the Agent, that the Guarantor is in compliance with the financial covenants contained in Clause 18 (Financial Conditions) of this Agreement (such evidence to be constituted by a statement from a duly Authorised Signatory of the Guarantor as to such compliance as at 30 September, 1999) and Section 9 (Financial Covenants) of the NationsBank Facility Agreement (such evidence to be constituted by a copy of the most recent compliance certificate delivered pursuant to the NationsBanks Facility Agreement).

                                   SCHEDULE 3

                                     PART B
                         ADDITIONAL CONDITIONS PRECEDENT

1. A copy, certified as at the date of the relevant Borrower Accession Agreement a true and up-to-date copy by an Authorised Signatory of the proposed Additional Borrower, of the constitutional documents of such proposed Additional Borrower.

2. A copy, certified as at the date of the relevant Borrower Accession Agreement a true and up-to-date copy by an Authorised Signatory of the proposed Additional Borrower, of a board resolution of such proposed Additional Borrower such proposed Additional Borrower to this Agreement and the performance of its obligations under the Facility Documents and authorising a named person or persons to sign such Borrower Accession Agreement, any other Facility Document and any other documents to be delivered by such proposed Additional Borrower pursuant thereto.

3. A certificate of an Authorised Signatory of the proposed Additional Obligor setting out the names and signatures of the person or persons authorised to sign, on behalf of such proposed Additional Obligor, the Borrower Accession Agreement, any other Facility Documents and any other documents to be delivered by such proposed Additional Borrower pursuant thereto.

4. A certificate of an Authorised Signatory of the proposed Additional Borrower confirming that the utilisation of the Facility and the granting of a guarantee and indemnity pursuant to the terms of the Facility Agreement would not breach any restriction of its memorandum of association.

5. If the proposed Additional Borrower is incorporated in a jurisdiction other than England and Wales or The Netherlands, a copy, certified a true copy by or on behalf of the proposed Additional Borrower, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render the relevant Borrower Accession Agreement legal, valid, binding and enforceable, to make such Accession Memorandum admissible in evidence in the proposed Additional Borrower's jurisdiction of incorporation and to enable the proposed Additional Borrower to perform its obligations thereunder and under the other Facility Documents.

6. A copy, certified a true copy by an Authorised Signatory of the proposed Additional Borrower, of its most recent Financial Statements, if available.

7. If the proposed Additional Borrower is incorporated in a jurisdiction other than England and Wales or The Netherlands, an opinion of the Banks' local counsel in such Additional Borrower's Relevant Jurisdiction in form and substance satisfactory to the Agent.

8. If the proposed Additional Borrower is incorporated in England and Wales, a letter from the Guarantor to the Agent (attaching supporting advice from the Guarantor's English solicitors) confirming that such proposed Additional Borrower is not prohibited by section 151 of the Companies Act 1985 from entering into the Facility Documents and performing its obligations thereunder.

9. An opinion of Clifford Chance, solicitors to the Agent, in form and substance satisfactory to the Agent.

10. If the proposed Additional Borrower is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in the relevant Borrower Accession Agreement has agreed to act as its agent for the service of process in England.

                                   SCHEDULE 4

                               NOTICE OF DRAWDOWN

From:    [Name of Borrower]

To:      ABN AMRO Bank N.V.

Dated:

Dear Sirs,

1. We refer to the agreement (the "Facility Agreement") dated 17 December 1999 and made between PLD Europe Finance B.V. and PLD UK Finance B.V. as original borrowers under the guarantee of ProLogis Trust, ABN AMRO Bank N.V. and Societe Generale as arranger and co-arranger, ABN AMRO Bank N.V. as facility agent and the financial institutions named therein as banks. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2.       This notice is irrevocable.

3. We hereby give you notice that, pursuant to the Facility Agreement and upon the terms and subject to the conditions contained therein, we wish [an Advance to be made to us] [a Letter of Credit to be issued] as follows:

         (a)      Currency and Amount:

         (b)      Utilisation Date:

         (c)      Term:

[4. If it is not possible, pursuant to Clause 3.3 (Conditions for Drawing in an Optional Currency) of the Facility Agreement, for the [Advance to be made] [Letter of Credit to be issued] in the currency specified, we would wish the [Advance[ [Letter of Credit] to be denominated in euro or sterling.]

[5.] We confirm that, at the date hereof, the Repeated Representations are true in all material respects and no Event of Default, or Potential Event of Default is continuing.

[6.] [The proceeds of this drawdown should be credited to [insert account details]. [The Letter of Credit should be issued in favour of [name of recipient] in the form attached and delivered to the recipient at [address of recipient]. The purpose of its issue is [ ].]


                                                Yours faithfully


                                     ---------------------------------------
                                              Authorised Signatory
                                     for and on behalf of [Name of Borrower]



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




                                   SCHEDULE 5

                         FORM OF COMPLIANCE CERTIFICATE


To:  ABN AMRO Bank N.V.


Date:

Dear Sirs,

We refer to an agreement (the "Facility Agreement" dated 17 December, 1999 and made between PLD Europe Finance B.V. and PLD UK Finance B.V. as original borrowers, ProLogis Trust as guarantor, ABN AMRO Bank N.V. and Societe Generale as arranger and co-arranger, ABN AMRO Bank N.V. as facility agent and the financial institutions defined therein as Banks.

Terms defined in the Facility Agreement shall bear the same meaning herein.

We confirm that:

         [Insert details of financial covenants]


[Signed:
          ----------------------------       ------------------------------
          Director                           Director


OR


-----------------------------------
for and on behalf of
[name of auditors of the Guarantor]

                                   SCHEDULE 6

                   CONSOLIDATED AND UNCONSOLIDATED AFFILIATES

                                   SCHEDULE 7

                      FORM OF BORROWER ACCESSION AGREEMENT


To:      ABN AMRO Bank N.V.

From:    [New Borrower]
              and
         ProLogis Trust

Dated:

Dear Sirs,

1. We refer to a EURO 325,000,000 multicurrency revolving credit facility agreement (the "FACILITY AGREEMENT") dated 17 December, 1999 and made between PLD Europe Finance B.V. and PLD UK Finance B.V. as original borrowers (the "ORIGINAL BORROWERS") under the guarantee of ProLogis Trust (the "GUARANTOR"), ABN AMRO Bank N.V. and Societe Generale as arranger and co-arranger, ABN AMRO Bank N.V. as facility agent and the Banks (as defined in the Facility Agreement).

2. Terms defined in the Facility Agreement shall bear the same meanings herein.

3. Each of the Guarantor and each Borrower requests that [Subsidiary] become an Additional Borrower pursuant to Clause 34 (Additional Borrowers) of the Facility Agreement.

4. [Subsidiary] is a company duly organised under the laws of [name of relevant jurisdiction].

5. [Subsidiary] confirms that it has received from the Guarantor or, as the case may be, a Borrower a true and up-to-date copy of the Facility Agreement and a list of the Borrowers as at the date hereof.

6. [Subsidiary] undertakes, upon its becoming a Borrower, to perform all the obligations expressed to be undertaken under the Facility Agreement by a Borrower and agrees that it shall be bound by the Facility Agreement in all respects as if it had been an original party thereto as a Borrower.

7.       Each of the Guarantor and the Borrowers:

         (a)      repeats the Repeated Representations; and

         (b) confirms that no Event of Default or Potential Event of Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.


8. [Subsidiary] makes the representations and warranties set out in Clause 16 (Representations) of the Facility Agreement.

9.       [Subsidiary's] administrative details are as follows:

         Address:

         Fax No.:

[10.     PROCESS AGENT*
         [Subsidiary] agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it at [address of Subsidiary's place of business in England] or at any address in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985] / [on [name of process agent in England] at [address of process agent] or, if different, its registered office.] If [[Subsidiary] ceases to have a place of business in Great Britain]/ [the appointment of the person mentioned above ceases to be effective], [Subsidiary] shall immediately appoint another person in England to accept service of process on its behalf in England. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This applies to Proceedings in England and to Proceedings elsewhere.]

11.      This Agreement shall be governed by English law.

         [Guarantor]                    [Borrowers]


         By:                            By:
            -------------------------      ----------------------------


         [Subsidiary]

         By:
            -------------------------

* This clause is required only if the acceding Borrower is not incorporated in England or Wales.

                                   SCHEDULE 8

                                 MANDATORY COSTS


1. The Mandatory Cost Rate is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Term (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COSTS RATE") for each Bank, in accordance with the formulae set out in paragraph 4 below. The Mandatory Cost Rate will be calculated by the Agent as a weighted average of the Banks' additional costs rates (weighted in proportion to the percentage participation of each Bank in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The additional costs rate for any Bank lending from a Facility Office in a Participating Member State will be the percentage notified by that Bank to the Agent as a cost of complying with the minimum reserve requirements of the European Central Bank.

4. The additional cost rate for any Bank lending from a Facility Office in England will be calculated by the Agent as follows:

         (a)      in relation to sterling Advances:

                               AB + C (B - D) + E x 0.01  per cent. per annum
                               -------------------------
                                          100-(A+C)

         (b)      in relation to Advances in any currency other than sterling:

                                          E x 0.01   per cent. per annum
                                          --------
                                            300

         Where:

         A is the percentage of eligible liabilities (assuming these to be in excess of any stated minimum) which that Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

         B is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost Rate) payable for the relevant Term on the Advance.

         C is the percentage (if any) of eligible liabilities which that Bank is required from time to time to maintain as interest bearing special deposits with the Bank of England.

         D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing special deposits.

         E is the rate of charge payable by the Bank to the Financial Services Authority pursuant to the Fee Regulations (but, for this purpose, ignoring any minimum fee requirement pursuant to the Fee Regulations) and expressed in pounds per ,1,000,000 of the Fee Base of that Bank.

5.       For the purposes of this Schedule:

         (a) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

         (b) "FEE REGULATIONS" means the Banking Supervision (Fees) Regulations 1999 or such other law as may be in force from time to time in respect of the payment of fees for banking supervision; and

         (c) "FEE BASE" has the meaning given to it, and will be calculated in accordance with, the Fee Regulations.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. Each Bank shall supply any information required by the Agent for the purpose of calculating the above formulae. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a Bank:

         (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

         (b) such other information that the Agent may reasonably require for such purpose.

         Each Bank shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8. The percentages or rates of charge of each Bank for the purpose of A, C and E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Bank notifies the Agent to the contrary, each Bank's obligations in relation to cash ratio deposits, special deposits and the Fee Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

         The Agent shall have no liability to any person if such determination results in an additional costs rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank pursuant to paragraph 6 above is true and correct in all respects.

9. The Agent shall distribute the additional amounts received pursuant to the Mandatory Cost Rate to the Banks on the basis of the additional costs rate for each Bank, in accordance with the above formulae and based on the information provided by each Bank pursuant to paragraph 6 above.

10. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost Rate, an additional costs rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

11. The Agent may from time to time, after consultation with the Guarantor and the Banks, determine and notify to all parties any amendments or variations which are required to be made to any of the formulae set out above in order to comply with any change in law or any requirements from time to time imposed by the Bank of England or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

                                   SIGNATURES

THE ORIGINAL BORROWERS

PLD UK FINANCE B.V.

By:

Address:       Capronilaan 25 -27
               1119 NP Schipol-Rijk
               Amsterdam
               The Netherlands

Tel:           +31 20 6555 6666

Fax:           +31 20 6555 6655


PLD EUROPE FINANCE B.V.

By:

Address:       Capronilaan 25 -27
               1119 NP Schipol-Rijk
               Amsterdam
               The Netherlands

Tel:           +31 20 6555 6666

Fax:           +31 20 6555 6655



THE GUARANTOR

PROLOGIS TRUST

By:

Address:       14100 East 35th Place
               Aurora
               Colorado 80011
               U.S.

Tel:           + 1 303 375 9292

Fax:           + 1 303 375 1607

THE ARRANGER AND CO-ARRANGER

ABN AMRO BANK N.V.

By:

Address:       Gustav Mahlerlaan 10
               P O Box 283
               1000 EA Amsterdam
               The Netherlands

Tel:           +31 20 629 2889

Fax:           +31 20 628 7716

Attention:     Armstrong Okobia
               Agency Services PACHQ4131


SOCIETE GENERALE

By:

Address:       Les Miroir Batiment D-La Defence 3
               92978 Paris La Defense Cedex
               France

Tel:           +331 4214 9507

Fax:           +331 4214 9112

Attention:     Bertrand Descours / Remi Prache
               Real Estate FINT/IMM/DIM

THE AGENT

ABN AMRO BANK N.V.

By:

Address:            Gustav Mahlerlaan 10
                    P O Box 283
                    1000 EA Amsterdam
                    The Netherlands

Tel:                +31 20 629 2889

Fax:                +31 20 628 7716

Attention:          Armstrong Okobia
                    Agency Services HQ4131


THE BANKS

ABN AMRO BANK N.V.

By:

Address:            Gustav Mahlerlaan 10
                    P O Box 283
                    1000 EA Amsterdam
                    The Netherlands

Tel:                +31 20 629 2889

Fax:                +31 20 628 7716

Attention:          Armstrong Okobia
                    Agency Services HQ4131

AIB INTERNATIONAL FINANCE

By:

CREDIT MATTERS

Address:            AIB International Centre
                    IFSC
                    Dublin
                    Ireland

Tel:                +353 1 641 7920

Fax:                +353 1 608 9258

Attention:          Brian McGirr

OPERATIONAL MATTERS

Address:            Business Support
                    Bankscentre, Ballsbridge
                    Dublin 4
                    Ireland

Tel:                +352 1 6600311
Fax:                +353 1 6603529


BANK OF AMERICA, N.A.

By:

CREDIT MATTERS

Address:            SDG Group
                    901 Main Street
                    51st Floor
                    Dallas, Texas
                    75202 USA

Tel:                +1 214 209 0276

Fax:                +1 214 209 0085

Attention:          Will Bowers

OPERATIONAL MATTERS

Address:            SDG Administration
                    901 Main Street
                    51st Floor
                    Dallas, Texas
                    75202 USA

Tel:                +1 214 209 3712

Fax:                +1 214 209 1571

Attention:          Sheri Starbuck


BANQUE ARTESIA NEDERLAND N.V.

By:

Address:            Corporate Banking
                    Jansbinnensingel 20
                    P O Box 1008
                    6801 BA Arnhem
                    The Netherlands

Tel:                +31 26 353 0353

Fax:                +31 26 443 7423

CREDIT MATTERS

Attention:          E.P. Veerman

OPERATIONAL MATTERS

Attention:          T Vogt

BANKHAUS LOBBECKE & CO.

By:

Address:            Global Capital Markets
                    Fasanenstrasse 76-77
                    D-10623 Berlin
                    Germany


Fax:                +49 30 88 421 138

CREDIT MATTERS

Attention:          Diego Viviani / Margherita Martelli

Tel:                +49 30 88 421 131

OPERATIONAL MATTERS

Attention:          Dagmar Hofmann

Tel:                +49 30 88421 136


BARCLAYS BANK PLC

By:

CREDIT MATTERS

Address:            Corporate Banking
                    WTC Strawinskylaan 1353
                    1077 XX Amsterdam
                    The Netherlands

Tel:                +31 20 575 3308

Fax:                +31 20 575 3309

Attention:          Victor van der Linden

OPERATIONAL MATTERS

Address:            Global Services Unit, Barclays Capital
                    5 the North Colonnade
                    Canary Wharf
                    London E14 4BB
                    U.K.

Tel:                +44 207 773 6427

Fax:                +44 207 773 6812

Attention:          Ian Stewart


CREDIT COMMERCIAL DE FRANCE

By:

Address:            Direction des Affaires Immobilieres
                    103 Champs Elysees
                    75008 Paris
                    France

Tel:                +331 4070 7251

Fax:                +331 4070 7870

CREDIT MATTERS

Attention:          Annie Guerbois / Yves Lalouette

OPERATIONAL MATTERS

Attention:          Annie Guerbois



CREDIT COMMUNALE DE BELGIQUE S.A.

By:

Address:            Boulevard Pacheco 44
                    1000 Brussels
                    Belgium

Tel:                +32 2 222

Fax:                +32 2 222 2416

CREDIT MATTERS

Attention:          Geert Junuis / Dieter Baelden
                    Investment Banking PA3/2

OPERATIONAL MATTERS

Attention:          Guido de Ryck/ Marc Petiav
                    Back Office Treasury and Capital Markets


CREDIT FONCIER DE FRANCE

By:

Address:            Finance Structures
                    10 Rue de Capucines
                    BP65 75050 Paris Ledex 01
                    France

Fax:                +331 4244 9870

CREDIT MATTERS

Attention:          Maurcie Boukabza / Phillipe Lestang

Tel:                +331 4244 8992

OPERATIONAL MATTERS

Attention:          Catherine Vuillemenot

Tel:                +31 1 42 44 32 79


CREDIT LOCAL DE FRANCE

By:

Address:            7/11 Quai Andre Citroen
                    BP 1002 75901 Paris Ledex 15
                    France

CREDIT MATTERS

Attention:          Olivier Katan / Jacqueline Cappe
                    Project and Structured Finance Department

Tel:                +331 4392 7320

Fax:                +331 4392 7400

OPERATIONAL MATTERS

Attention:          Benedicte Achard / Fabienne Mattioni
                    Back Office / CRPB2 "Production Bancaire"

Tel:                +331 4392 8359

Fax:                +331 4392 8369

CREDIT LYONNAIS

By:

Address:            Agence Centrale Enterprise
                    46 Rue Notre Dames des Victoires
                    75002 Paris
                    France

Fax:                +33 1 42 95 3995

CREDIT MATTERS

Attention:          Dominique Fournier

Tel:                +33 1 4295 0639



OPERATIONAL MATTERS

Attention:          Sandra Ktorza

Tel:                +33 1 4295 0169


DEN DANKSE BANK AKTIESELSKAB

By:

Address:            75 King William Street
                    London
                    EC4N 7DT

Tel:                +207 410 8000

Fax:                +207 410 8001

CREDIT MATTERS

Attention:          Martin Wilse/Peter Hughes

ADMINISTRATION MATTERS

Attention:          Alain Laviolette
                    Corporate Loans Administration



DRESDNER BANK LUXEMBOURG S.A.

By:

Address:            26 Rue du Marche-aux-Herbes
                    L-2097 Luxembourg
                    Luxembourg

CREDIT  MATTERS

Tel:                +352 4760 227

Fax:                +352 4760 824

Attention:          Klaus Diederich

OPERATIONAL MATTERS

Tel:                +352 4760 413/423

Fax:                +352 4760 565

Attention:          Marianne Degregori/Bruno Bohlinger



FORTIS BANK (NEDERLAND) N.V.

By:

Address:            Amsterdam Corporate
                    Nachtwachtlaan 20
                    Postbus 58
                          1000 AB

Fax:                      +31 20 514 6151

CREDIT MATTERS

Attention:          Willem Calame

Tel:                +31 20 514 6244

OPERATIONAL MATTERS

Attention:          Peter Nooteboom

Tel:                +31 20 514 6116


LANDESBANK RHEINLAND-PFALZ INTERNATIONAL S.A.

By:

CREDIT AND OPERATIONAL MATTERS

Address:            Corporate and Structured Finance
                    10-12 Boulevard Roosevelt
                    L2450 Luxembourg

Tel:                +352 4759 21 333

Fax:                +352 4759 21 340

Attention:          Lisa Backes

SOCIETE GENERALE

By:

CREDIT MATTERS

Address:            Les Miroir Batiment D-La Defence 3
                    92978 Paris La Defense Cedex
                    France

Attention:          Betrand Discours/Remi Prache
                    Real Estate - FINT/IMM/DIM

Tel:                +33 1 4214 9507

Fax:                +33 1 4214 9112

OPERATIONAL MATTERS

Attention:          Danielle Batoche/ Eric Hoube
                    FINT/IMM/FIN/CIG

Tel:                +33 1 42 14 3593

Fax:                +33 1 42 14 6142


VEREINS- UND WESTBANK AG

By:

Address:            Alterwall 22
                    20457 Hamburg
                    Germany

Fax:                +49 40 36 92 1796

CREDIT MATTERS

Attention:          Birgit Gotthavelt-Senk

Tel:                +49 40 3692 2373

OPERATIONAL MATTERS

Attention:          Uwe Ottenberg

Tel:                +49 40 3692 3147